                                 [GMAC RFC LOGO]

             FREE WRITING PROSPECTUS FOR RAMP SERIES 2006-RS4 TRUST
              (Filed pursuant to Rule 433; SEC File No. 333-131211)
--------------------------------------------------------------------------------

RAMP SERIES 2006-RS4 TRUST
Issuing Entity

MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4

$885,749,000 CERTIFICATES (APPROXIMATE)

RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
Depositor (SEC File No. 333-131211)

RESIDENTIAL FUNDING CORPORATION
Master Servicer and Sponsor

JUNE 13, 2006

                          [RBS GREENWICH CAPITAL LOGO]

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

DISCLAIMER

THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH
THE SECURITIES AND EXCHANGE COMMISSION FOR THE OFFERING TO WHICH THIS
COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT
REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION FOR MORE COMPLETE INFORMATION ABOUT THE
DEPOSITOR AND THE OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING
EDGAR ON THE SECURITIES AND EXCHANGE COMMISSION WEB SITE AT WWW.SEC.GOV.
ALTERNATIVELY, THE DEPOSITOR, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE
OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT
BY CALLING TOLL-FREE 1-800-221-1037.

The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the Certificates, supersedes any information contained in any prior similar materials relating to the
Certificates. The information in this free writing prospectus is preliminary, and is subject to completion or change. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the Certificates referred to in this free writing prospectus and to solicit an offer to purchase the Certificates, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the Certificates, until we have accepted your offer to purchase Certificates. The Certificates referred to in these materials are being sold when, as and if issued. The depositor is not obligated to issue such Certificates or any similar security and the underwriters'
obligation to deliver such Certificates is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such
Certificates when, as and if issued by the depositor. You are advised that the terms of the Certificates, and the characteristics of the mortgage pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the mortgage pool, and that one or more classes of Certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that Certificates may not be issued that have the characteristics described in this free writing prospectus. The underwriters'
obligation to sell any of the Certificates to you is conditioned on the mortgage loans and Certificates having the characteristics described in these materials.
If for any reason the issuing entity does not deliver such Certificates, the underwriters will notify you, and neither the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the
Certificates which you have committed to purchase, and neither the issuing entity or any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

This communication does not contain all the information that is required to be included in the base prospectus and the prospectus supplement.

This information in this communication is preliminary and is subject to completion or change.

                             IRS CIRCULAR 230 NOTICE

This free writing prospectus is not intended or written to be used, and cannot be used, for the purpose of avoiding u.s. federal, state or local tax penalties.
This free writing prospectus is written and provided by the underwriter in connection with the promotion or marketing of the transactions or matters addressed herein. Investors should seek advice based on their particular circumstances from an independent tax advisor.

                                        2

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RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

                              RAMP SERIES 2006-RS4

                                  CERTIFICATES

                                                                            Expected
                                                              Expected      Principal        Expected          Final
         Interest                     Interest                  WAL          Window          Maturity        Scheduled      Expected
           Type         Approximate    Accrual   Principal    (yrs)(2)    (months)(2)          Date         Distribution    Ratings
Class   (2)(3)(4)         Size(1)       Basis       Type      Call/Mat      Call/Mat            Mat             Date         (S/M)
------------------------------------------------------------------------------------------------------------------------------------

  A-1    Floating      $382,366,000    Act/360      SEQ      1.00/1.00    1-22 / 1-22       April 2008     November 2028    AAA/Aaa
  A-2    Floating      $101,913,000    Act/360      SEQ      2.00/2.00   22-27 / 22-27    September 2008    March 2031      AAA/Aaa
  A-3    Floating      $175,071,000    Act/360      SEQ      3.50/3.50   27-72 / 27-72       June 2012       May 2035       AAA/Aaa
  A-4    Floating      $ 72,234,000    Act/360      SEQ      6.71/9.04   72-82 / 72-205      July 2023       July 2036      AAA/Aaa
  M-1    Floating      $ 32,310,000    Act/360      MEZ      4.85/5.43   44-82 / 44-168      June 2020       July 2036      AA+/Aa1
  M-2    Floating      $ 35,541,000    Act/360      MEZ      4.75/5.31   42-82 / 42-160    October 2019      July 2036      AA/Aa2
  M-3    Floating      $ 16,155,000    Act/360      MEZ      4.69/5.23   41-82 / 41-150    December 2018     July 2036      AA-/Aa3
  M-4    Floating      $ 15,232,000    Act/360      MEZ      4.66/5.18   40-82 / 40-144      June 2018       July 2036       A+/A1
  M-5    Floating      $ 14,309,000    Act/360      MEZ      4.65/5.13   39-82 / 39-138    December 2017     July 2036       A/A2
  M-6    Floating      $  8,770,000    Act/360      MEZ      4.63/5.08   39-82 / 39-131      May 2017        July 2036       A-/A3
  M-7    Floating      $ 10,616,000    Act/360      MEZ      4.63/5.05   38-82 / 38-126    December 2016     July 2036      BBB+/A3
  M-8    Floating      $  8,770,000    Act/360      MEZ      4.60/4.98   38-82 / 38-119      May 2016        July 2036     BBB/Baa1
  M-9    Floating      $ 12,462,000    Act/360      MEZ      4.60/4.91   38-82 / 38-113    November 2015     July 2036     BBB-/Baa2
------------------------------------------------------------------------------------------------------------------------------------
OFFERED CERTIFICATES   $885,749,000
SB (5)     N/A         $ 37,387,168      N/A        SUB                         Not Offered Hereby                            N/A
R (5)      N/A              N/A          N/A        RES                         Not Offered Hereby                            N/A

TOTAL CERTIFICATES
------------------------------------------------------------------------------------------------------------------------------------

NOTES:

(1)  Class sizes subject to a 5% variance.

(2)  Pricing Speed Assumption:
     Fixed: Fixed: 20% HEP (2% CPR in month 1, building to 20% CPR by month 10, and remaining constant at 20% CPR thereafter).
     ARMs: 100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately 2.545% each month to 30% CPR in month twelve, and remain at 30% CPR until month 22, from month 23 to month
           27, 50% CPR, and from month 28 and thereafter, 35% CPR).

(3)  The pass-through rate on the Class A and Class M Certificates will be equal to the least of (i) one-month LIBOR plus the related margin, (ii) the Net
     WAC Cap Rate and (iii) 14.00% per annum.

(4)  If the 10% optional call is not exercised, the margin on the Class A-2,
     Class A-3 and Class A-4 Certificates will double and the margin on the
     Class M Certificates will increase to a 1.5x multiple, beginning on the second Distribution Date after the first possible optional call date.

(5)  Not offered hereby.

                                        3

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

ISSUING ENTITY:                  RAMP Series 2006-RS4 Trust.

CERTIFICATES:                    The Class A-1, Class A-2, Class A-3 and Class
                                 A-4 Certificates (collectively, the "Class A
                                 Certificates") and the Class M-1 through Class
                                 M-9 Certificates (collectively, the "Class M
                                 Certificates" and together with the Class A
                                 Certificates, the "Certificates") are backed by
                                 first lien, fixed-rate and adjustable-rate
                                 Mortgage Loans. The Offered Certificates will
                                 be offered pursuant to the Prospectus
                                 Supplement described below.

CO-LEAD MANAGERS:                Greenwich Capital Markets, Inc. and Residential
                                 Funding Securities, LLC.

CO-MANAGERS:                     Bear, Stearns & Co. Inc. and Credit Suisse
                                 Securities (USA) LLC.

YIELD MAINTENANCE
AGREEMENT PROVIDER:              [TBD].

DEPOSITOR:                       Residential Asset Mortgage Products, Inc.
                                 ("RAMP"), an affiliate of Residential Funding
                                 Corporation.

TRUSTEE:                         JPMorgan Chase Bank, N.A.

MASTER SERVICER AND SPONSOR:     Residential Funding Corporation (the "Sponsor",
                                 "Master Servicer" or "Residential Funding"), an
                                 indirect wholly-owned subsidiary of GMAC
                                 Mortgage Group, Inc.

SUBSERVICER:                     Primary servicing will be provided by
                                 HomeComings Financial Network, Inc.
                                 ("HomeComings")a wholly owned subsidiary of
                                 Residential Funding, with respect to
                                 approximately 80.19% of the Mortgage Loans.
                                 Primary servicing will be provided by GMAC
                                 Mortgage Corporation, an affiliate of
                                 Residential Funding, with respect to
                                 approximately 8.54% of the Mortgage Loans.

CUT-OFF DATE:                    June 1, 2006 after deducting payments due
                                 during the month of June 2006.

SETTLEMENT DATE:                 On or about June 28, 2006.

DISTRIBUTION DATES:              25th of each month (or the next business day if
                                 such day is not a business day) commencing on
                                 July 25, 2006.

FORM OF CERTIFICATES:            Book-entry form through DTC, Clearstream and
                                 Euroclear.

MINIMUM DENOMINATIONS:           For the Class A, Class M-1, Class M-2 and Class
                                 M-3 Certificates: $100,000 and integral
                                 multiples of $1 in excess thereof; for the
                                 Class M-4 through Class M-9 Certificates:
                                 $250,000 and integral multiples of $1 in excess
                                 thereof.

                                        4

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RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

ERISA CONSIDERATIONS:            The Class A Certificates may be eligible for
                                 purchase by employee benefit plans or other
                                 plans or arrangements that are subject to ERISA
                                 or section 4975 of the Internal Revenue Code
                                 (collectively, "Plans"), subject to important
                                 restrictions described in the prospectus and
                                 prospectus supplement. However, investors
                                 should consult with their counsel with respect
                                 to the consequences under ERISA and the
                                 Internal Revenue Code of such a Plan's
                                 acquisition and ownership of such Class A
                                 Certificates. The Class M Certificates are not
                                 expected to be eligible for purchase by Plans.

LEGAL INVESTMENTS:               The Certificates will not constitute "mortgage
                                 related securities" for the purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984 ("SMMEA").

TAX STATUS:                      One or more REMIC elections.

MORTGAGE LOANS:                  o    The Mortgage Loans will consist of first
                                      lien, fixed-rate and adjustable-rate
                                      mortgage loans (the "Mortgage Loans"). On
                                      the  closing date, the Mortgage Loans will
                                      have an approximate aggregate principal
                                      balance of $923,136,168 as of the Cut-off
                                      Date.

                                 o    As of the Cut-off Date, approximately
                                      35.43% of the pool of Mortgage Loans
                                      described herein provide for an initial
                                      interest only period of up to ten years.

SILENT SECONDS:                  The mortgaged properties relating to
                                 approximately 17.58% of the statistical pool of
                                 first-lien Mortgage Loans, which are included
                                 in this pool are subject to a second-lien
                                 mortgage loan ("Silent Seconds"), based solely
                                 on the information made available to the
                                 Depositor. The weighted average combined
                                 original loan-to-value ratio of the Mortgage
                                 Loans, including the Silent Seconds is
                                 approximately 91.29%.

PRICING SPEED ASSUMPTIONS:       o    Fixed - 20% HEP (2% CPR in month 1,
                                      building to 20% CPR by month 10, and
                                      remaining constant at 20% CPR thereafter).

                                 o    ARMs - 100% PPC (assumes that prepayments
                                      start at 2% CPR in month one, increase by
                                      approximately 2.545% each month to 30%
                                      CPR in month twelve, and remain at 30%
                                      CPR until month 22, from month 23 to
                                      month 27, 50% CPR, and from month 28 and
                                      thereafter, 35% CPR).

OPTIONAL CALL:                   If the aggregate principal balance of the
                                 Mortgage Loans falls below 10% of the aggregate
                                 principal balance of the Mortgage Loans as of
                                 the Cut-Off Date (the date of such occurrence,
                                 the "Optional Call Date"), the master servicer
                                 or its designee may terminate the trust. The
                                 exercise of the optional call may be subject to
                                 limitations as described in the prospectus
                                 supplement.

BASIS RISK SHORTFALL:            With respect to any class of the Class A and
                                 Class M Certificates and any Distribution Date
                                 on which the Net WAC Cap Rate is used to
                                 determine the pass-through rate of that class
                                 of Class A and Class M Certificates, an amount
                                 equal to the excess of (i) accrued certificate
                                 interest for that class calculated at a rate
                                 (not to exceed 14.00% per annum) equal to
                                 One-Month LIBOR plus the related margin, over
                                 (ii) accrued certificate interest for that
                                 class calculated using the Net WAC Cap Rate.

                                        5

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RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

BASIS RISK SHORTFALL
CARRY-FORWARD AMOUNTS:           With respect to each class of the Class A and
                                 Class M Certificates and any Distribution Date,
                                 an amount equal to the aggregate amount of
                                 Basis Risk Shortfall for that class on that
                                 Distribution Date, plus any unpaid Basis Risk
                                 Shortfall from prior Distribution Dates, plus
                                 interest thereon to the extent previously
                                 unreimbursed by Excess Cash Flow, at a rate
                                 equal to the related pass-through rate for that
                                 class.

RELIEF ACT SHORTFALLS:           With respect to any Distribution Date, the
                                 shortfall, if any, in collections of interest
                                 resulting from the Servicemembers Civil Relief
                                 Act, as amended, or any similar legislation or
                                 regulation. Relief Act Shortfalls will be
                                 covered by available Excess Cash Flow in the
                                 current period only. Any Relief Act Shortfalls
                                 allocated to the Certificates for the current
                                 period not covered by Excess Cash Flow in the
                                 current period will remain unpaid.

                                        6

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RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

THE NEGOTIATED CONDUIT
ASSET PROGRAM:                   The Mortgage Loans included in the trust were
                                 acquired and evaluated under Residential
                                 Funding's "Negotiated Conduit Asset Program" or
                                 NCA program. Through the NCA program,
                                 Residential Funding seeks to acquire recently
                                 originated mortgage loan products with the
                                 characteristics described in the collateral
                                 tables herein. The Mortgage Loans may include a
                                 combination of layered risk factors including,
                                 but not limited to, credit score, reduced loan
                                 documentation, debt-to-income ratio, and loan
                                 to value ratio.

                                 Residential Funding's standard programs are
                                 identified as follows:

                                 o    Jumbo A program, under which Residential
                                      Funding purchases "A" quality, non-
                                      conforming mortgage loans, which are then
                                      securitized under the RFMSI shelf. An
                                      example of an NCA program loan includes,
                                      but is not limited to, a mortgage loan
                                      made to a borrower with a higher total
                                      debt-to-income ratio than that allowed by
                                      Residential Funding's "Jumbo A" program.

                                 o    Expanded Criteria program, under which
                                      Residential Funding purchases mortgage
                                      loans to "A" quality borrowers whose
                                      collateral characteristics differ from
                                      conforming and jumbo guidelines, which are
                                      then securitized under the RALI shelf. An
                                      example of an NCA program loan includes,
                                      but is not limited to, a mortgage loan
                                      where the combination of loan-to-value
                                      ratio, credit score and documentation type
                                      do not meet Residential Funding's
                                      "Expanded Criteria" program guidelines.

                                 o    Home Solution program, under which
                                      Residential Funding purchases first lien
                                      "A" quality mortgage loans with LTVs up to
                                      107% and for which the related borrowers
                                      may have limited cash, may not want to
                                      take cash out of their investments, or
                                      may want to finance the full value of the
                                      home plus closing costs, which are then
                                      securitized under the RAMP-RZ shelf. An
                                      example of an NCA program loan includes,
                                      but is not limited to, a loan made to a
                                      borrower who does not meet reserve
                                      requirements of the program or whose total
                                      debt-to-income exceeds underwriting
                                      guidelines of Residential Funding's "Home
                                      Solution" program.

                                 o    AlterNet program, under which Residential
                                      Funding purchases mortgage loans with
                                      characteristics that do not meet
                                      traditional "A" quality credit
                                      requirements, which are then securitized
                                      under the RASC shelf. An example of an NCA
                                      program loan includes, but is not limited
                                      to, a mortgage loan with a higher
                                      loan-to-value ratio than the credit grade
                                      within Residential Funding's "AlterNet"
                                      program guidelines allow.

                                        7

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RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

CREDIT ENHANCEMENT:              A.   SUBORDINATION

                                 Credit enhancement for the Class A Certificates
                                 will include the subordination of the Class M
                                 Certificates. Credit enhancement for the Class
                                 M Certificates will include the subordination
                                 of each class of the Class M Certificates with
                                 a lower payment priority.

                                 INITIAL SUBORDINATION (INCLUDING THE INITIAL
                                 OVERCOLLATERALIZATION AMOUNT):

                                                                                  AFTER
                                             EXPECTED RATING   INITIAL CREDIT   STEP-DOWN
                                 CLASS        (S&P/MOODY'S)        SUPPORT       SUPPORT
                                 --------------------------------------------------------

                                 Class A         AAA/Aaa           20.75%         41.50%
                                 Class M-1       AA+/Aa1           17.25%         34.50%
                                 Class M-2        AA/Aa2           13.40%         26.80%
                                 Class M-3       AA-/Aa3           11.65%         23.30%
                                 Class M-4        A+/A1            10.00%         20.00%
                                 Class M-5         A/A2             8.45%         16.90%
                                 Class M-6        A-/A3             7.50%         15.00%
                                 Class M-7       BBB+/A3            6.35%         12.70%
                                 Class M-8       BBB/Baa1           5.40%         10.80%
                                 Class M-9      BBB-/Baa2           4.05%          8.10%

                                 For any class of Certificates, the Initial
                                 Credit Support is the aggregate certificate
                                 principal balance of all Certificates
                                 subordinate to such class as a percentage of
                                 the aggregate stated principal balance of the
                                 Mortgage Loans as of the Cut-off Date. The
                                 Initial Credit Support includes the initial
                                 Overcollateralization Amount.

                                       8

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RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

                                 B.   OVERCOLLATERALIZATION ("OC")

                                 Initial (% Orig.)                4.05%
                                 OC Target (% Orig.)              4.05%
                                 OC Floor (% Orig.)               0.50%
                                 OC Stepdown Target (% Current)   8.10%
                                 OC Holiday                       None

                                 C.   EXCESS SPREAD *

                                 Initially equal to approximately [321] basis
                                 points per annum, for the initial accrual
                                 period.

                                 * - Excess Spread is calculated on a 30/360
                                     basis and at the Pricing Speed Assumption.

                                 D.   YIELD MAINTENANCE AGREEMENT

                                 Any amounts payable under the Yield Maintenance
                                 Agreement on each Distribution Date will be
                                 included in Excess Cash Flow and will be
                                 distributed in accordance with the priority set
                                 forth below under "Excess Cash Flow
                                 Distributions."

                                       9

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RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

EXCESS CASH FLOW
DISTRIBUTIONS:                   On any Distribution Date, the Excess Cash Flow
                                 will be applied as set forth in the Prospectus
                                 Supplement in the following order of priority:

                                 (1)  as part of the Principal Distribution
                                      Amount, to pay to the holders of the Class
                                      A and Class M Certificates in reduction of
                                      their certificate principal balances, the
                                      principal portion of realized losses
                                      previously allocated to reduce the
                                      certificate principal balance of any Class
                                      A and Class M Certificates and remaining
                                      unreimbursed, but only to the extent of
                                      subsequent recoveries;

                                 (2)  as part of the Principal Distribution
                                      Amount, to pay to the holders of the Class
                                      A and Class M Certificates in reduction of
                                      their certificate principal balances, the
                                      principal portion of realized losses
                                      incurred on the Mortgage Loans for the
                                      preceding calendar month;

                                 (3)  to pay the holders of the Class A and
                                      Class M Certificates as part of the
                                      Principal Distribution Amount, any
                                      Overcollateralization Increase Amount;

                                 (4)  to pay the holders of Class A and Class M
                                      Certificates, the amount of any Prepayment
                                      Interest Shortfalls allocated thereto for
                                      that Distribution Date, on a pro rata
                                      basis based on accrued certificate
                                      interest otherwise due thereon, to the
                                      extent not covered by the Eligible Master
                                      Servicing Compensation on that
                                      Distribution Date;

                                 (5)  to pay to the holders of the Class A and
                                      Class M Certificates, any prepayment
                                      interest shortfalls remaining unpaid from
                                      prior Distribution Dates together with
                                      interest thereon, on a pro rata basis
                                      based on unpaid prepayment interest
                                      shortfalls previously allocated thereto;

                                 (6)  to pay to the holders of the Class A
                                      Certificates, on a pro rata basis, based
                                      on the amount of Basis Risk Carry-Forward
                                      Amounts previously allocated thereto that
                                      remain unreimbursed, and then the Class M
                                      Certificates, in the order of payment
                                      priority, the amount of any Basis Risk
                                      Shortfall Carry-Forward Amounts, remaining
                                      unpaid as of that Distribution Date;

                                 (7)  to pay to the holders of the Class A and
                                      Class M Certificates, the amount of any
                                      Relief Act Shortfalls allocated thereto,
                                      on a pro rata basis based on Relief Act
                                      Shortfalls allocated thereto for that
                                      Distribution Date;

                                 (8)  to pay to the holders of the Class A
                                      Certificates, on a pro rata basis, based
                                      on the amount of realized losses
                                      previously allocated thereto that remain
                                      unreimbursed and then to the Class M
                                      Certificates, in the order of payment
                                      priority, the principal portion of any
                                      realized losses previously allocated
                                      thereto that remain unreimbursed;

                                 (9)  to the Final Maturity Reserve Fund, The
                                      Final Maturity Reserve Fund Addition, if
                                      any, for that Distribution Date; and

                                       10

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RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

                                 (10) to pay to the holders of the Class SB
                                      Certificates and the Class R Certificates
                                      any balance remaining, in accordance with
                                      the terms of the pooling and servicing
                                      agreement.

                                 On any Distribution Date, the amounts described
                                 in clause (2) and (3) above will be paid first
                                 from Excess Cash Flow for that Distribution
                                 Date, other than amounts received by the
                                 trustee under the Yield Maintenance Agreement,
                                 and second from amounts received by the trustee
                                 under the Yield Maintenance Agreement.

INTEREST ACCRUAL PERIOD:         From and including the preceding Distribution
                                 Date (for the first accrual period, the closing
                                 date) up to but excluding the current
                                 Distribution Date on an actual/360 basis.

PASS-THROUGH RATES:              On each Distribution Date, the Pass-Through
                                 Rate on each class of the Class A and Class M
                                 Certificates will be a per annum rate equal to
                                 the least of (x) for any Distribution Date
                                 which occurs prior to the second Distribution
                                 Date after the first possible Optional Call
                                 Date, One-Month LIBOR plus the related margin
                                 for such class, and beginning on the second
                                 Distribution Date after the first possible
                                 Optional Call Date, (1) with respect to the
                                 Class A-2, Class A-3 and Class A-4
                                 Certificates, One-Month LIBOR plus 2 times the
                                 related margin for such class, and (2) with
                                 respect to the Class M Certificates, One-Month
                                 LIBOR plus 1.5 times the related margin of such
                                 class, (y) the Net WAC Cap Rate and (z) 14.00%
                                 per annum.

NET WAC CAP RATE:                With respect to any Distribution Date, a per
                                 annum rate (which will not be less than zero)
                                 equal to the excess of (i) the product of (a)
                                 the weighted average of the Net Mortgage Rates
                                 of the Mortgage Loans using the Net Mortgage
                                 Rates in effect for the scheduled payments due
                                 on such Mortgage Loans during the related due
                                 period, and (b) a fraction expressed as a
                                 percentage, the numerator of which is 30 and
                                 the denominator of which is the actual number
                                 of days in the related Interest Accrual Period,
                                 over (ii) the product of (a) a fraction
                                 expressed as a percentage the numerator of
                                 which is the amount of any Final Maturity
                                 Reserve Fund Addition for such Distribution
                                 Date and the denominator of which is the
                                 aggregate stated principal balance of the
                                 Mortgage Loans before giving effect to
                                 distributions of principal to be made on that
                                 Distribution Date, and (b) 12.

                                       11

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RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

NET MORTGAGE RATE:               With respect to any Mortgage Loan, the mortgage
                                 rate minus (a) the master servicing fee and (b)
                                 the sub-servicing fee.

ELIGIBLE MASTER SERVICING
COMPENSATION:                    For any Distribution Date, an amount equal to
                                 the lesser of (a) one-twelfth of [0.125]% of
                                 the stated principal balance of the Mortgage
                                 Loans immediately preceding that Distribution
                                 Date, and (b) the sum of the master servicing
                                 fee payable to the Master Servicer in respect
                                 of its master servicing activities and
                                 reinvestment income received by the Master
                                 Servicer on amounts payable with respect to
                                 that Distribution Date with respect to the
                                 Mortgage Loans. Excess Cash Flow may also be
                                 available to cover prepayment interest
                                 shortfalls, subject to the priority of
                                 distribution for Excess Cash Flow.

ADVANCES:                        The Master Servicer will advance delinquent
                                 principal and interest to the extent the
                                 advance is recoverable from future collections
                                 on the Mortgage Loans.

OVERCOLLATERALIZATION AMOUNT:    With respect to any Distribution Date, the
                                 excess, if any, of (a) the aggregate stated
                                 principal balance of the Mortgage Loans before
                                 giving effect to distributions of principal to
                                 be made on that Distribution Date, over (b) the
                                 aggregate certificate principal balance of the
                                 Class A and Class M Certificates, as of such
                                 date, before taking into account distributions
                                 of principal to be made on that Distribution
                                 Date.

REQUIRED OVERCOLLATERALIZATION
AMOUNT:                          With respect to any Distribution Date (i) prior
                                 to the Stepdown Date, an amount equal to 4.05%
                                 of the aggregate stated principal balance of
                                 the Mortgage Loans as of the Cut-off Date, (ii)
                                 on or after the Stepdown Date provided a
                                 Trigger Event is not in effect, the greater of
                                 (x) 8.10% of the then current aggregate
                                 outstanding principal balance of the Mortgage
                                 Loans after giving effect to distributions to
                                 be made on that Distribution Date and (y) the
                                 Overcollateralization Floor or (iii) on or
                                 after the related Stepdown Date if a Trigger
                                 Event is in effect, the Required
                                 Overcollateralization Amount for the
                                 immediately preceding Distribution Date. The
                                 Required Overcollateralization Amount may be
                                 reduced from time to time with notification to
                                 the rating agencies.

OVERCOLLATERALIZATION FLOOR:     0.50% of the aggregate stated principal balance
                                 of the Mortgage Loans, as of the Cut-Off Date.

                                       12

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 CERTIFICATES (APPROXIMATE)
--------------------------------------------------------------------------------

STEPDOWN DATE:                   The earlier to occur of (i) the Distribution
                                 Date immediately succeeding the Distribution
                                 Date on which the aggregate certificate
                                 principal balance of the Class A Certificates
                                 has been reduced to zero or (ii) the later to
                                 occur of (x) the Distribution Date in July 2009
                                 and (y) the first Distribution Date on which
                                 the Senior Enhancement Percentage is greater
                                 than or equal to 41.50%.

OVERCOLLATERALIZATION
INCREASE AMOUNT:                 With respect to any Distribution Date, an
                                 amount equal to the lesser of (i) available
                                 Excess Cash Flow available for payment of the
                                 Overcollateralization Increase Amount on that
                                 Distribution Date, as provided in clause (3)
                                 under "Excess Cash Flow Distributions" and (ii)
                                 the excess, if any, of (x) the Required
                                 Overcollateralization Amount for that
                                 Distribution Date over (y) the
                                 Overcollateralization Amount for that
                                 Distribution Date.

OVERCOLLATERALIZATION
REDUCTION AMOUNT:                With respect to any Distribution Date for which
                                 the Excess Overcollateralization Amount is, or
                                 would be, after taking into account all other
                                 distributions to be made on that Distribution
                                 Date, greater than zero, an amount equal to the
                                 lesser of (i) the Excess Overcollateralization
                                 Amount for that Distribution Date and (ii)
                                 Principal Remittance Amount for that
                                 Distribution Date.

EXCESS OVERCOLLATERALIZATION
AMOUNT:                          With respect to any Distribution Date, the
                                 excess, if any, of the Overcollateralization
                                 Amount over the Required Overcollateralization
                                 Amount.

EXCESS CASH FLOW:                For any Distribution Date, the sum of (a) the
                                 excess of (1) the available distribution amount
                                 for that distribution date over (2) the sum of
                                 (x) the interest distribution amount for the
                                 Certificates for that Distribution Date, (y)
                                 the lesser of (i) the aggregate certificate
                                 principal balance of the Offered Certificates
                                 immediately prior to such Distribution Date and
                                 (ii) the Principal Remittance Amount for that
                                 Distribution Date to the extent not needed to
                                 pay interest on the Offered Certificates on
                                 such Distribution Date, and (z) the Final
                                 Maturity Reserve Fund Addition for that
                                 Distribution Date (b) any Overcollateralization
                                 Reduction Amount and (c) any amounts received
                                 by the trust under the Yield Maintenance
                                 Agreement for that Distribution Date. Excess
                                 Cash Flow may be used to protect the Class A
                                 and Class M Certificates against realized
                                 losses by making an additional payment of
                                 principal up to the amount of the realized
                                 losses as and to the extent described above in
                                 "Excess Cash Flow Distributions".

                                       13

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 CERTIFICATES (APPROXIMATE)
--------------------------------------------------------------------------------

TRIGGER EVENT:
(SUBJECT TO CHANGE)              A Trigger Event is in effect on any
                                 Distribution Date if either (i) the three month
                                 average of the related Sixty-Plus Delinquency
                                 Percentage, as determined on that Distribution
                                 Date and the immediately preceding two
                                 Distribution Dates, equals or exceeds [38.55]%
                                 of the Senior Enhancement Percentage or (ii)
                                 cumulative realized losses on the Mortgage
                                 Loans as a percentage of the initial aggregate
                                 principal balance of the Mortgage Loans as of
                                 the Cut-off Date exceed the following amounts:

                                                           LOSS TRIGGER
                                                 -------------------------------
                                 Months 25-36    [1.55]% in the first month plus
                                                 an additional 1/12th of [1.95]%
                                                 for every month thereafter
                                 Months 37-48    [3.50]% in the first month plus
                                                 an additional 1/12th of [2.05]%
                                                 for every month thereafter
                                 Months 49-60    [5.55]% in the first month plus
                                                 an additional 1/12th of [1.65]%
                                                 for every month thereafter
                                 Months 61-72    [7.20]% in the first month plus
                                                 an additional 1/12th of [0.90]%
                                                 for every month thereafter
                                 Months 73-84    [8.10]% in the first month plus
                                                 an additional 1/12th of [0.15]%
                                                 for every month thereafter
                                 Months 85 and   [8.25]%
                                 thereafter

SIXTY-PLUS DELINQUENCY
PERCENTAGE:                      With respect to any Distribution Date, the
                                 fraction, expressed as a percentage, equal to
                                 (x) the aggregate stated principal balance of
                                 the Mortgage Loans that are 60 or more days
                                 delinquent in payment of principal and interest
                                 for that Distribution Date, including Mortgage
                                 Loans in bankruptcy that are 60 or more days
                                 delinquent, foreclosure or REO, over (y) the
                                 aggregate stated principal balance of the
                                 Mortgage Loans immediately preceding that
                                 Distribution Date.

SENIOR ENHANCEMENT
PERCENTAGE:                      For any Distribution Date, the percentage
                                 obtained by dividing (x) the sum of (i) the
                                 aggregate certificate principal balance of the
                                 Class M Certificates and (ii) the
                                 Overcollateralization Amount, in each case
                                 prior to the distribution of the aggregate
                                 Principal Distribution Amount on such
                                 Distribution Date, by (y) the aggregate stated
                                 principal balance of the Mortgage Loans after
                                 giving effect to distributions to be made on
                                 that Distribution Date.

                                       14

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 CERTIFICATES (APPROXIMATE)
--------------------------------------------------------------------------------

PRINCIPAL
DISTRIBUTION AMOUNT:             On any Distribution Date, the lesser of (a) the
                                 excess of (i) the available distribution amount
                                 plus for inclusion in Excess Cash Flow for
                                 purposes of clause (b)(v) and (vi) in this
                                 definition, the amounts received by the trustee
                                 under the Yield Maintenance Agreement for that
                                 Distribution Date to the extent set forth in
                                 clauses (2) and (3) under the "Excess Cash Flow
                                 Distributions" above, over (ii) the interest
                                 distribution amount and (b) the aggregate
                                 amount described below:

                                 (i)    the principal portion of all scheduled
                                        monthly payments on the Mortgage Loans
                                        received or advanced with respect to the
                                        related due period;

                                 (ii)   the principal portion of all proceeds of
                                        the repurchase of Mortgage Loans, or, in
                                        the case of a substitution, amounts
                                        representing a principal adjustment, as
                                        required by the pooling and servicing
                                        agreement during the preceding calendar
                                        month;

                                 (iii)  the principal portion of all other
                                        unscheduled collections other than
                                        subsequent recoveries, received on the
                                        Mortgage Loans during the preceding
                                        calendar month, or deemed to be received
                                        during the preceding calendar month,
                                        including, without limitation, full and
                                        partial principal prepayments made by
                                        the respective mortgagors, to the extent
                                        not distributed in the preceding month;

                                 (iv)   the lesser of (a) subsequent recoveries
                                        for that distribution date and (b) the
                                        principal portion of any realized losses
                                        allocated to any class of offered
                                        certificates on a prior distribution
                                        date and remaining unpaid;

                                 (v)    the lesser of (a) the Excess Cash Flow
                                        for that distribution date, to the
                                        extent not used in clause (b) (iv) above
                                        on such Distribution Date, and (b) the
                                        principal portion of any realized losses
                                        incurred, or deemed to have been
                                        incurred, on any Mortgage Loans in the
                                        calendar month preceding that
                                        Distribution Date to the extent covered
                                        by Excess Cash Flow for that
                                        Distribution Date as described under
                                        "--Excess Cash Flow Distributions"
                                        above; and

                                 (vi)   the lesser of (a) the Excess Cash Flow
                                        for that Distribution Date, to the
                                        extent not used pursuant to clause (b)
                                        (iv) and (v) above on such Distribution
                                        Date, and (b) the amount of any
                                        Overcollateralization Increase Amount
                                        for that Distribution Date, to the
                                        extent covered by Excess Cash Flow for
                                        that Distribution Date as described
                                        under "Excess Cash Flow Distributions"
                                        above;

                                 minus

                                 (vii)  the amount of any Overcollateralization
                                        Reduction Amount for that Distribution
                                        Date; and

                                 (viii) any capitalization reimbursement amount.

                                 In no event will the Principal Distribution
                                 Amount on any Distribution Date be less than
                                 zero or greater than the outstanding aggregate
                                 certificate principal balance of the Class A
                                 Certificates and Class M Certificates.

CLASS A PRINCIPAL

                                       15

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 CERTIFICATES (APPROXIMATE)
--------------------------------------------------------------------------------

DISTRIBUTION AMOUNT:             With respect to any Distribution Date (i) prior
                                 to the Stepdown Date or on or after the
                                 Stepdown Date if a Trigger Event is in effect
                                 for that Distribution Date, the Principal
                                 Distribution Amount for that Distribution Date
                                 or (ii) on or after the Stepdown Date if a
                                 Trigger Event is not in effect for that
                                 Distribution Date, the lesser of:

                                 o    the Principal Distribution Amount for that
                                      Distribution Date; and

                                 o    the excess, if any, of (A) the aggregate
                                      certificate principal balance of the Class
                                      A Certificates immediately prior to that
                                      Distribution Date over (B) the lesser of
                                      (x) the product of (1) the applicable
                                      Subordination Percentage and (2) the
                                      aggregate stated principal balance of the
                                      Mortgage Loans after giving effect to
                                      distributions to be made on that
                                      Distribution Date and (y) the excess, if
                                      any, of the aggregate stated principal
                                      balance of the Mortgage Loans after giving
                                      effect to distributions to be made on that
                                      Distribution Date, over the
                                      Overcollateralization Floor.

PRINCIPAL REMITTANCE
AMOUNT:                          For any Distribution Date, the sum of the
                                 following amounts: (i) the principal portion of
                                 all scheduled monthly payments on the Mortgage
                                 Loans received or advanced with respect to the
                                 related due period; (ii) the principal portion
                                 of all proceeds of the repurchase of Mortgage
                                 Loans or, in the case of substitution, amounts
                                 representing a principal adjustment as required
                                 in the pooling and servicing agreement during
                                 the preceding calendar month; and (iii) the
                                 principal portion of all other unscheduled
                                 collections received on the Mortgage Loans
                                 during the preceding calendar month including,
                                 without limitation, full and partial principal
                                 prepayments made by the respective mortgagors,
                                 to the extent not distributed in the preceding
                                 month but excluding subsequent recoveries.

                                       16

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RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 CERTIFICATES (APPROXIMATE)
--------------------------------------------------------------------------------

INTEREST
DISTRIBUTIONS:                   Distributions to the holders of the
                                 Certificates will be made generally as follows:

                                 From the available distribution amount
                                 remaining on each Distribution Date after
                                 payment of certain fees and expenses and any
                                 deposit of the Final Maturity Reserve Fund
                                 Addition into the Final Maturity Reserve Fund
                                 on that Distribution Date, distribution of
                                 accrued and unpaid interest (less any
                                 Prepayment Interest Shortfalls not covered by
                                 Eligible Master Servicing Compensation or any
                                 Relief Act Shortfalls) to the holders of
                                 Certificates, in the following order of
                                 priority:

                                 (i)    To each class of the Class A
                                        Certificates, on a pro-rata basis, based
                                        on the accrued certificate interest
                                        accrued thereon;

                                 (ii)   To the Class M-1 Certificates;

                                 (iii)  To the Class M-2 Certificates;

                                 (iv)   To the Class M-3 Certificates;

                                 (v)    To the Class M-4 Certificates;

                                 (vi)   To the Class M-5 Certificates;

                                 (vii)  To the Class M-6 Certificates;

                                 (viii) To the Class M-7 Certificates;

                                 (ix)   To the Class M-8 Certificates; and

                                 (x)    To the Class M-9 Certificates.

PRINCIPAL DISTRIBUTIONS:         The Principal Distribution Amount will be
                                 distributed as follows:

                                 (i)    To the Class A Certificates, the Class A
                                        Principal Distribution Amount,
                                        sequentially to the Class A-1, Class
                                        A-2, Class A-3 and Class A-4
                                        Certificates in that order, until the
                                        certificate principal balances thereof
                                        are reduced to zero;

                                 (ii)   To the Class M-1 Certificates, the Class
                                        M-1 Principal Distribution Amount, until
                                        the certificate principal balance of the
                                        Class M-1 Certificates is reduced to
                                        zero;

                                 (iii)  To the Class M-2 Certificates, the Class
                                        M-2 Principal Distribution Amount, until
                                        the certificate principal balance of the
                                        Class M-2 Certificates is reduced to
                                        zero;

                                 (iv)   To the Class M-3 Certificates, the Class
                                        M-3 Principal Distribution Amount, until
                                        the certificate principal balance of the
                                        Class M-3 Certificates is reduced to
                                        zero;

                                 (v)    To the Class M-4 Certificates, the Class
                                        M-4 Principal Distribution Amount, until
                                        the certificate principal balance of the
                                        Class M-4 Certificates is reduced to
                                        zero;

                                 (vi)   To the Class M-5 Certificates, the Class
                                        M-5 Principal Distribution Amount, until
                                        the certificate principal balance of the
                                        Class M-5 Certificates is reduced to
                                        zero;

                                       17

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RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

                                 (vii)  To the Class M-6 Certificates, the Class
                                        M-6 Principal Distribution Amount, until
                                        the certificate principal balance of the
                                        Class M-6 Certificates is reduced to
                                        zero;

                                 (viii) To the Class M-7 Certificates, the Class
                                        M-7 Principal Distribution Amount, until
                                        the certificate principal balance of the
                                        Class M-7 Certificates is reduced to
                                        zero;

                                 (ix)   To the Class M-8 Certificates, the Class
                                        M-8 Principal Distribution Amount, until
                                        the certificate principal balance of the
                                        Class M-8 Certificates is reduced to
                                        zero; and

                                 (x)    To the Class M-9 Certificates, the Class
                                        M-9 Principal Distribution Amount, until
                                        the certificate principal balance of the
                                        Class M-9 Certificates is reduced to
                                        zero.

CLASS M-1 PRINCIPAL
DISTRIBUTION AMOUNT:             With respect to any Distribution Date (i) prior
                                 to the Stepdown Date or on or after the
                                 Stepdown Date if a Trigger Event is in effect
                                 for that Distribution Date, the remaining
                                 Principal Distribution Amount for that
                                 Distribution Date after distribution of the
                                 Class A Principal Distribution Amount or (ii)
                                 on or after the Stepdown Date if a Trigger
                                 Event is not in effect for that Distribution
                                 Date, the lesser of:

                                 o    the remaining Principal Distribution
                                      Amount for that Distribution Date after
                                      distribution of the Class A Principal
                                      Distribution Amount; and

                                 o    the excess, if any, of (A) the sum of (1)
                                      the aggregate certificate principal
                                      balance of the Class A Certificates (after
                                      taking into account the payment of the
                                      Class A Principal Distribution Amount for
                                      that Distribution Date) and (2) the
                                      certificate principal balance of the Class
                                      M-1 Certificates immediately prior to that
                                      Distribution Date over (B) the lesser of
                                      (x) the product of (1) the applicable
                                      Subordination Percentage and (2) the
                                      aggregate stated principal balance of the
                                      Mortgage Loans after giving effect to
                                      distributions to be made on that
                                      Distribution Date and (y) the excess, if
                                      any, of the aggregate stated principal
                                      balance of the Mortgage Loans after giving
                                      effect to distributions to be made on that
                                      Distribution Date, over the
                                      Overcollateralization Floor.

                                       18

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

CLASS M-2 PRINCIPAL
DISTRIBUTION AMOUNT:             With respect to any Distribution Date (i) prior
                                 to the Stepdown Date or on or after the
                                 Stepdown Date if a Trigger Event is in effect
                                 for that Distribution Date, the remaining
                                 Principal Distribution Amount for that
                                 Distribution Date after distribution of the
                                 Class A and Class M-1 Principal Distribution
                                 Amounts or (ii) on or after the Stepdown Date
                                 if a Trigger Event is not in effect for that
                                 Distribution Date, the lesser of:

                                 o    the remaining Principal Distribution
                                      Amount for that Distribution Date after
                                      distribution of the Class A and Class M-1
                                      Principal Distribution Amounts; and

                                 o    the excess, if any, of (A) the sum of (1)
                                      the aggregate certificate principal
                                      balance of the Class A and Class M-1
                                      Certificates (after taking into account
                                      the payment of the Class A and Class M-1
                                      Principal Distribution Amounts for that
                                      Distribution Date) and (2) the certificate
                                      principal balance of the Class M-2
                                      Certificates immediately prior to that
                                      Distribution Date over (B) the lesser of
                                      (x) the product of (1) the applicable
                                      Subordination Percentage and (2) the
                                      aggregate stated principal balance of the
                                      Mortgage Loans after giving effect to
                                      distributions to be made on that
                                      Distribution Date and (y) the excess, if
                                      any, of the aggregate stated principal
                                      balance of the Mortgage Loans after giving
                                      effect to distributions to be made on that
                                      Distribution Date, over the
                                      Overcollateralization Floor.

CLASS M-3 PRINCIPAL
DISTRIBUTION AMOUNT:             With respect to any Distribution Date (i) prior
                                 to the Stepdown Date or on or after the
                                 Stepdown Date if a Trigger Event is in effect
                                 for that Distribution Date, the remaining
                                 Principal Distribution Amount for that
                                 Distribution Date after distribution of the
                                 Class A, Class M-1 and Class M-2 Principal
                                 Distribution Amounts or (ii) on or after the
                                 Stepdown Date if a Trigger Event is not in
                                 effect for that Distribution Date, the lesser
                                 of:

                                 o    the remaining Principal Distribution
                                      Amount for that Distribution Date after
                                      distribution of the Class A, Class M-1 and
                                      Class M-2 Principal Distribution Amounts;
                                      and

                                 o    the excess, if any, of (A) the sum of (1)
                                      the aggregate certificate principal
                                      balance of the Class A, Class M-1 and
                                      Class M-2 Certificates (after taking into
                                      account the payment of the Class A, Class
                                      M-1 and Class M-2 Principal Distribution
                                      Amounts for that Distribution Date) and
                                      (2) the certificate principal balance of
                                      the Class M-3 Certificates immediately
                                      prior to that Distribution Date over (B)
                                      the lesser of (x) the product of (1) the
                                      applicable Subordination Percentage and
                                      (2) the aggregate stated principal balance
                                      of the Mortgage Loans after giving effect
                                      to distributions to be made on that
                                      Distribution Date and (y) the excess, if
                                      any, of the aggregate stated principal
                                      balance of the Mortgage Loans after giving
                                      effect to distributions to be made on that
                                      Distribution Date, over the
                                      Overcollateralization Floor.

                                       19

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

CLASS M-4 PRINCIPAL
DISTRIBUTION AMOUNT:             With respect to any Distribution Date (i) prior
                                 to the Stepdown Date or on or after the
                                 Stepdown Date if a Trigger Event is in effect
                                 for that Distribution Date, the remaining
                                 Principal Distribution Amount for that
                                 Distribution Date after distribution of the
                                 Class A, Class M-1, Class M-2 and Class M-3
                                 Principal Distribution Amounts or (ii) on or
                                 after the Stepdown Date if a Trigger Event is
                                 not in effect for that Distribution Date, the
                                 lesser of:

                                 o    the remaining Principal Distribution
                                      Amount for that Distribution Date after
                                      distribution of the Class A, Class M-1,
                                      Class M-2 and Class M-3 Principal
                                      Distribution Amounts; and

                                 o    the excess, if any, of (A) the sum of (1)
                                      the aggregate certificate principal
                                      balance of the Class A, Class M-1, Class
                                      M-2 and Class M-3 Certificates (after
                                      taking into account the payment of the
                                      Class A, Class M-1, Class M-2 and Class
                                      M-3 Principal Distribution Amounts for
                                      that Distribution Date) and (2) the
                                      certificate principal balance of the Class
                                      M-4 Certificates immediately prior to that
                                      Distribution Date over (B) the lesser of
                                      (x) the product of (1) the applicable
                                      Subordination Percentage and (2) the
                                      aggregate stated principal balance of the
                                      Mortgage Loans after giving effect to
                                      distributions to be made on that
                                      Distribution Date and (y) the excess, if
                                      any, of the aggregate stated principal
                                      balance of the Mortgage Loans after giving
                                      effect to distributions to be made on that
                                      Distribution Date, over the
                                      Overcollateralization Floor.

CLASS M-5 PRINCIPAL
DISTRIBUTION AMOUNT:             With respect to any Distribution Date (i) prior
                                 to the Stepdown Date or on or after the
                                 Stepdown Date if a Trigger Event is in effect
                                 for that Distribution Date, the remaining
                                 Principal Distribution Amount for that
                                 Distribution Date after distribution of the
                                 Class A, Class M-1, Class M-2, Class M-3 and
                                 Class M-4 Principal Distribution Amounts or
                                 (ii) on or after the Stepdown Date if a Trigger
                                 Event is not in effect for that Distribution
                                 Date, the lesser of:

                                 o    the remaining Principal Distribution
                                      Amount for that Distribution Date after
                                      distribution of the Class A, Class M-1,
                                      Class M-2, Class M-3 and Class M-4
                                      Principal Distribution Amounts; and

                                 o    the excess, if any, of (A) the sum of (1)
                                      the aggregate certificate principal
                                      balance of the Class A, Class M-1, Class
                                      M-2, Class M-3 and Class M-4 Certificates
                                      (after taking into account the payment of
                                      the Class A, Class M-1, Class M-2, Class
                                      M-3 and Class M-4 Principal Distribution
                                      Amounts for that Distribution Date) and
                                      (2) the certificate principal balance of
                                      the Class M-5 Certificates immediately
                                      prior to that Distribution Date over (B)
                                      the lesser of (x) the product of (1) the
                                      applicable Subordination Percentage and
                                      (2) the aggregate stated principal balance
                                      of the Mortgage Loans after giving effect
                                      to distributions to be made on that
                                      Distribution Date and (y) the excess, if
                                      any, of the aggregate stated principal
                                      balance of the Mortgage Loans after giving
                                      effect to distributions to be made on that
                                      Distribution Date, over the
                                      Overcollateralization Floor.

                                       20

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

CLASS M-6 PRINCIPAL
DISTRIBUTION AMOUNT:             With respect to any Distribution Date (i) prior
                                 to the Stepdown Date or on or after the
                                 Stepdown Date if a Trigger Event is in effect
                                 for that Distribution Date, the remaining
                                 Principal Distribution Amount for that
                                 Distribution Date after distribution of the
                                 Class A, Class M-1, Class M-2, Class M-3, Class
                                 M-4 and Class M-5 Principal Distribution
                                 Amounts or (ii) on or after the Stepdown Date
                                 if a Trigger Event is not in effect for that
                                 Distribution Date, the lesser of:

                                 o    the remaining Principal Distribution
                                      Amount for that Distribution Date after
                                      distribution of the Class A, Class M-1,
                                      Class M-2, Class M-3, Class M-4 and Class
                                      M-5 Principal Distribution Amounts; and

                                 o    the excess, if any, of (A) the sum of (1)
                                      the aggregate certificate principal
                                      balance of the Class A, Class M-1, Class
                                      M-2, Class M-3, Class M-4 and Class M-5
                                      Certificates (after taking into account
                                      the payment of the Class A, Class M-1,
                                      Class M-2, Class M-3, Class M-4 and Class
                                      M-5 Principal Distribution Amount for that
                                      Distribution Date) and (2) the certificate
                                      principal balance of the Class M-6
                                      Certificates immediately prior to that
                                      Distribution Date over (B) the lesser of
                                      (x) the product of (1) the applicable
                                      Subordination Percentage and (2) the
                                      aggregate stated principal balance of the
                                      Mortgage Loans after giving effect to
                                      distributions to be made on that
                                      Distribution Date and (y) the excess, if
                                      any, of the aggregate stated principal
                                      balance of the Mortgage Loans after giving
                                      effect to distributions to be made on that
                                      Distribution Date, over the
                                      Overcollateralization Floor.

CLASS M-7 PRINCIPAL
DISTRIBUTION AMOUNT:             With respect to any Distribution Date (i) prior
                                 to the Stepdown Date or on or after the
                                 Stepdown Date if a Trigger Event is in effect
                                 for that Distribution Date, the remaining
                                 Principal Distribution Amount for that
                                 Distribution Date after distribution of the
                                 Class A, Class M-1, Class M-2, Class M-3, Class
                                 M-4, Class M-5 and Class M-6 Principal
                                 Distribution Amounts or (ii) on or after the
                                 Stepdown Date if a Trigger Event is not in
                                 effect for that Distribution Date, the lesser
                                 of:

                                 o    the remaining Principal Distribution
                                      Amount for that Distribution Date after
                                      distribution of the Class A, Class M-1,
                                      Class M-2, Class M-3, Class M-4, Class M-5
                                      and Class M-6 Principal Distribution
                                      Amounts; and

                                 o    the excess, if any, of (A) the sum of (1)
                                      the aggregate certificate principal
                                      balance of the Class A, Class M-1, Class
                                      M-2, Class M-3, Class M-4, Class M-5 and
                                      Class M-6 Certificates (after taking into
                                      account the payment of the Class A, Class
                                      M-1, Class M-2, Class M-3, Class M-4,
                                      Class M-5 and Class M-6 Principal
                                      Distribution Amounts for that Distribution
                                      Date) and (2) the certificate principal
                                      balance of the Class M-7 Certificates
                                      immediately prior to that Distribution
                                      Date over (B) the lesser of (x) the
                                      product of (1) the applicable
                                      Subordination Percentage and (2) the
                                      aggregate stated principal balance of the
                                      Mortgage Loans after giving effect to
                                      distributions to be made on that
                                      Distribution Date and (y) the excess, if
                                      any, of the aggregate stated principal
                                      balance of the Mortgage Loans after giving
                                      effect to distributions to be made on that
                                      Distribution Date, over the
                                      Overcollateralization Floor.

                                       21

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

CLASS M-8 PRINCIPAL
DISTRIBUTION AMOUNT:             With respect to any Distribution Date (i) prior
                                 to the Stepdown Date or on or after the
                                 Stepdown Date if a Trigger Event is in effect
                                 for that Distribution Date, the remaining
                                 Principal Distribution Amount for that
                                 Distribution Date after distribution of the
                                 Class A, Class M-1, Class M-2, Class M-3, Class
                                 M-4, Class M-5, Class M-6 and Class M-7
                                 Principal Distribution Amounts or (ii) on or
                                 after the Stepdown Date if a Trigger Event is
                                 not in effect for that Distribution Date, the
                                 lesser of:

                                 o    the remaining Principal Distribution
                                      Amount for that Distribution Date after
                                      distribution of the Class A, Class M-1,
                                      Class M-2, Class M-3, Class M-4, Class
                                      M-5, Class M-6 and Class M-7 Principal
                                      Distribution Amounts; and

                                 o    the excess, if any, of (A) the sum of (1)
                                      the aggregate certificate principal
                                      balance of the Class A, Class M-1, Class
                                      M-2, Class M-3, Class M-4, Class M-5,
                                      Class M-6 and Class M-7 Certificates
                                      (after taking into account the payment of
                                      the Class A, Class M-1, Class M-2, Class
                                      M-3, Class M-4, Class M-5, Class M-6 and
                                      Class M-7 Principal Distribution Amounts
                                      for that Distribution Date) and (2) the
                                      certificate principal balance of the Class
                                      M-8 Certificates immediately prior to that
                                      Distribution Date over (B) the lesser of
                                      (x) the product of (1) the applicable
                                      Subordination Percentage and (2) the
                                      aggregate stated principal balance of the
                                      Mortgage Loans after giving effect to
                                      distributions to be made on that
                                      Distribution Date and (y) the excess, if
                                      any, of the aggregate stated principal
                                      balance of the Mortgage Loans after giving
                                      effect to distributions to be made on that
                                      Distribution Date, over the
                                      Overcollateralization Floor.

CLASS M-9 PRINCIPAL
DISTRIBUTION AMOUNT:             With respect to any Distribution Date (i) prior
                                 to the Stepdown Date or on or after the
                                 Stepdown Date if a Trigger Event is in effect
                                 for that Distribution Date, the remaining
                                 Principal Distribution Amount for that
                                 Distribution Date after distribution of the
                                 Class A, Class M-1, Class M-2, Class M-3, Class
                                 M-4, Class M-5, Class M-6, Class M-7 and Class
                                 M-8 Principal Distribution Amounts or (ii) on
                                 or after the Stepdown Date if a Trigger Event
                                 is not in effect for that Distribution Date,
                                 the lesser of:

                                 o    the remaining Principal Distribution
                                      Amount for that Distribution Date after
                                      distribution of the Class A, Class M-1,
                                      Class M-2, Class M-3, Class M-4, Class
                                      M-5, Class M-6, Class M-7 and Class M-8
                                      Principal Distribution Amounts; and

                                 o    the excess, if any, of (A) the sum of (1)
                                      the aggregate certificate principal
                                      balance of the Class A, Class M-1, Class
                                      M-2, Class M-3, Class M-4, Class M-5,
                                      Class M-6, Class M-7 and Class M-8
                                      Certificates (after taking into account
                                      the payment of the Class A, Class M-1,
                                      Class M-2, Class M-3, Class M-4, Class
                                      M-5, Class M-6, Class M-7 and Class M-8
                                      Principal Distribution Amounts for that
                                      Distribution Date) and (2) the certificate
                                      principal balance of the Class M-9
                                      Certificates immediately prior to that
                                      Distribution Date over (B) the lesser of
                                      (x) the product of (1) the applicable
                                      Subordination Percentage and (2) the
                                      aggregate stated principal balance of the
                                      Mortgage Loans after giving effect to
                                      distributions to be made on that
                                      Distribution Date and (y) the excess, if
                                      any, of the aggregate stated principal
                                      balance of the Mortgage Loans after giving
                                      effect to distributions to be made on that
                                      Distribution Date, over the
                                      Overcollateralization Floor.

                                       22

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

SUBORDINATION PERCENTAGE:        As to any class of Class A or Class M
                                 Certificates, the respective approximate
                                 percentage set forth below:

                                             EXPECTED RATING
                                   CLASS     (S&P/  MOODY'S)   SUBORDINATION %
                                 ---------------------------------------------
                                 Class A         AAA/Aaa            58.50%
                                 Class M-1       AA+/Aa1            65.50%
                                 Class M-2        AA/Aa2            73.20%
                                 Class M-3       AA-/Aa3            76.70%
                                 Class M-4        A+/A1             80.00%
                                 Class M-5         A/A2             83.10%
                                 Class M-6        A-/A3             85.00%
                                 Class M-7       BBB+/A3            87.30%
                                 Class M-8       BBB/Baa1           89.20%
                                 Class M-9      BBB-/Baa2           91.90%

SUBSEQUENT RECOVERIES:           Subsequent recoveries, net of reimbursable
                                 expenses, with respect to Mortgage Loans that
                                 have been previously liquidated and that have
                                 resulted in a realized loss.

ALLOCATION OF LOSSES:            Any realized losses will be allocated or
                                 covered as follows:

                                 (i)    By Excess Cash Flow for the related
                                        Distribution Date as and to the extent
                                        described above in "Excess Cash Flow
                                        Distributions" above;

                                 (ii)   By reduction of the
                                        Overcollateralization Amount, until
                                        reduced to zero (as further described in
                                        the prospectus supplement);

                                 (iii)  To the Class M-9 Certificates, until
                                        reduced to zero;

                                 (iv)   To the Class M-8 Certificates, until
                                        reduced to zero;

                                 (v)    To the Class M-7 Certificates, until
                                        reduced to zero;

                                 (vi)   To the Class M-6 Certificates, until
                                        reduced to zero;

                                 (vii)  To the Class M-5 Certificates, until
                                        reduced to zero;

                                 (viii) To the Class M-4 Certificates, until
                                        reduced to zero;

                                 (ix)   To the Class M-3 Certificates, until
                                        reduced to zero;

                                 (x)    To the Class M-2 Certificates, until
                                        reduced to zero;

                                 (xi)   To the Class M-1 Certificates, until
                                        reduced to zero; and

                                 (xii)  To the Class A Certificates, on a pro
                                        rata basis, until reduced to zero.

                                       23

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

PRELIMINARY PROSPECTUS:          The Offered Certificates will be offered
                                 pursuant to a Preliminary Prospectus which
                                 includes a Preliminary Prospectus Supplement
                                 (together, the "Preliminary Prospectus").
                                 Additional information with respect to the
                                 Offered Certificates and the Mortgage Loans is
                                 contained in the Preliminary Prospectus. The
                                 foregoing is qualified in its entirety by the
                                 information appearing in the Preliminary
                                 Prospectus.

                                       24

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

                           YIELD MAINTENANCE AGREEMENT
                               [Subject to Change]

On the Closing Date, the Trustee will enter into a Yield Maintenance Agreement with [TBD] (the "Counterparty") for the benefit of the Offered Certificates. On each Distribution Date, payments under the Yield Maintenance Agreement will be made based on (i) an amount equal to the lesser of (a) the notional amount set forth in the table below and (b) the outstanding certificate principal balance of the Class A and Class M Certificates immediately preceding that Distribution
Date. In exchange for a fixed payment on the Closing Date, the Counterparty will be obligated to make monthly payments to the Trustee when one-month LIBOR exceeds the strike rate of [5.15]% beginning with the Distribution Date in July
2006. The Yield Maintenance Agreement will terminate after the Distribution Date in October 2011.

PERIOD   NOTIONAL BALANCE ($)
------   --------------------
   1                  0.00
   2        871,272,546.99
   3        858,494,226.46
   4        843,267,729.44
   5        825,643,479.76
   6        805,664,305.50
   7        783,441,119.76
   8        759,401,537.79
   9        733,927,966.41
  10        707,354,774.81
  11        681,407,982.13
  12        656,375,839.18
  13        632,208,502.34
  14        608,908,867.42
  15        586,336,195.18
  16        564,519,751.51
  17        543,469,342.72
  18        523,020,412.43
  19        502,831,001.06
  20        482,427,629.05
  21        452,514,390.38
  22        422,633,551.98
  23        394,922,637.35
  24        369,430,108.77
  25        346,271,678.06
  26        330,147,959.53
  27        315,863,939.34
  28        302,227,369.78
  29        289,158,645.51
  30        276,628,946.17
  31        264,614,667.30
  32        253,093,353.87
  33        242,043,728.49
  34        231,445,307.00
  35        221,280,138.23
  36        211,527,720.65
  37        202,170,267.81
  38        202,170,267.81
  39        202,170,267.81
  40        198,236,042.61
  41        191,010,028.71
  42        184,072,551.31
  43        177,411,300.86
  44        171,014,499.16
  45        164,870,896.82
  46        158,969,746.99
  47        153,300,782.54
  48        147,854,185.90
  49        142,620,577.09
  50        137,590,990.86
  51        132,756,834.00
  52        128,109,941.10
  53        123,642,474.86
  54        119,346,958.16
  55        115,216,184.36
  56        111,243,321.43
  57        107,421,576.40
  58        103,744,742.35
  59        100,206,291.28
  60         96,801,073.96
  61         93,523,946.88
  62         90,369,659.74
  63         87,333,201.49
  64         84,409,768.62
  65                  0.00

                                       25

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

FINAL MATURITY RESERVE FUND:     On each Distribution Date on and after the
                                 Distribution Date in July 2016 (the 121st
                                 Distribution Date) up to and including the
                                 Distribution Date in June 2026, if the
                                 aggregate principal balance of the Mortgage
                                 Loans having 40-year original terms to maturity
                                 at the end of the related due period is greater
                                 than the aggregate principal balance set forth
                                 in the table below (the "Final Maturity Reserve
                                 Fund Schedule") for that Distribution Date, the
                                 lesser of (x) a portion of the interest funds
                                 equal to 1/12 of 0.0043% (with respect to each
                                 such Distribution Date, the "Final Maturity
                                 Reserve Fund Addition Rate") of the total
                                 principal balance of the Mortgage Loans, to the
                                 extent available after payment of certain fees
                                 and expenses of the Issuing Entity but before
                                 payment of interest on the Offered Certificates
                                 and Non-Offered Certificates, and (y) the
                                 Final Maturity Reserve Shortfall for that
                                 Distribution Date (the "Final Maturity Reserve
                                 Fund Addition"), will be deposited in the Final
                                 Maturity Reserve Fund maintained by the
                                 Trustee. Beginning on the Distribution Date in
                                 [July 2026] and each Distribution Date up to
                                 the earlier of (i) the final scheduled
                                 distribution date, and (ii) the termination of
                                 the issuing entity, the trustee will deposit in
                                 the Final Maturity Reserve Fund, the
                                 Supplemental Final Maturity Reserve Amount for
                                 each Distribution Date from Excess Cash Flow
                                 for that Distribution Date in accordance with
                                 the priorities set forth under "Excess Cash
                                 Flow Distributions" above. On the earlier of
                                 (i) the final scheduled distribution date and
                                 (ii) the termination of the issuing entity, any
                                 amounts on deposit in the Final Maturity
                                 Reserve Fund will be applied as payment of
                                 principal or interest with respect to the
                                 Offered Certificates and Non-Offered
                                 Certificates as set forth in "Final Maturity
                                 Reserve Fund Distributions" below. (continued
                                 on next page).

                                       26

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

           Notional
Period   Balance ($)
------   -----------
  121    $944,566.44
  122    $931,201.65
  123    $918,021.28
  124    $905,022.82
  125    $892,203.78
  126    $879,561.71
  127    $867,094.21
  128    $854,798.89
  129    $842,673.40
  130    $830,715.44
  131    $818,922.70
  132    $807,292.95
  133    $795,823.95
  134    $784,513.51
  135    $773,359.47
  136    $762,359.69
  137    $751,512.07
  138    $740,814.53
  139    $730,265.02
  140    $719,861.52
  141    $709,602.04
  142    $699,484.62
  143    $689,507.30
  144    $679,668.18
  145    $669,965.37
  146    $660,397.00
  147    $650,961.25
  148    $641,656.30
  149    $632,480.36
  150    $623,431.66
  151    $614,508.48
  152    $605,709.09
  153    $597,031.80
  154    $588,474.95
  155    $580,036.88
  156    $571,715.97
  157    $563,510.62
  158    $555,419.25
  159    $547,440.30
  160    $539,572.23
  161    $531,813.52
  162    $524,162.68
  163    $516,618.24
  164    $509,178.73
  165    $501,842.72
  166    $494,608.79
  167    $487,475.55
  168    $480,441.61
  169    $473,505.62
  170    $466,666.24
  171    $459,922.14
  172    $453,272.01
  173    $446,714.58
  174    $440,248.56
  175    $433,872.71
  176    $427,585.79
  177    $421,386.58
  178    $415,273.88
  179    $409,246.51
  180    $403,303.29
  181    $397,443.06
  182    $391,664.70
  183    $385,967.08
  184    $380,349.09
  185    $374,809.63
  186    $369,347.64
  187    $363,962.04
  188    $358,651.79
  189    $353,415.86
  190    $348,253.22
  191    $343,162.87
  192    $338,143.81
  193    $333,195.07
  194    $328,315.67
  195    $323,504.68
  196    $318,761.14
  197    $314,084.13
  198    $309,472.74
  199    $304,926.06
  200    $300,443.20
  201    $296,023.30
  202    $291,665.47
  203    $287,368.87
  204    $283,132.65
  205    $278,955.99
  206    $274,838.06
  207    $270,778.06
  208    $266,775.19
  209    $262,828.66
  210    $258,937.70
  211    $255,101.54
  212    $251,319.42
  213    $247,590.61
  214    $243,914.37
  215    $240,289.97
  216    $236,716.69
  217    $233,193.85
  218    $229,720.73
  219    $226,296.66
  220    $222,920.95
  221    $219,592.95
  222    $216,311.98
  223    $213,077.42
  224    $209,888.60
  225    $206,744.90
  226    $203,645.71
  227    $200,590.40
  228    $197,578.37
  229    $194,609.02
  230    $191,681.76
  231    $188,796.01
  232    $185,951.19
  233    $183,146.75
  234    $180,382.12
  235    $177,656.75
  236    $174,970.10
  237    $172,321.64
  238    $169,710.83
  239    $167,137.15
  240    $164,600.10
  241    $162,099.16
  242    $159,633.83
  243    $157,203.63
  244    $154,808.05
  245    $152,446.64
  246    $150,118.90
  247    $147,824.39
  248    $145,562.62
  249    $143,333.16
  250    $141,135.55
  251    $138,969.35
  252    $136,834.12
  253    $134,729.44
  254    $132,654.88
  255    $130,610.03
  256    $128,594.47
  257    $126,607.79
  258    $124,649.60
  259    $122,719.49
  260    $120,817.09
  261    $118,941.99
  262    $117,093.83
  263    $115,272.23
  264    $113,476.82
  265    $111,707.23
  266    $109,963.11
  267    $108,244.10
  268    $106,549.85
  269    $104,880.02
  270    $103,234.27
  271    $101,612.26
  272    $100,013.66
  273    $ 98,438.15
  274    $ 96,885.40
  275    $ 95,355.10
  276    $ 93,846.93
  277    $ 92,360.58
  278    $ 90,895.76
  279    $ 89,452.15
  280    $ 88,029.47
  281    $ 86,627.42
  282    $ 85,245.71
  283    $ 83,884.06
  284    $ 82,542.20
  285    $ 81,219.83
  286    $ 79,916.70
  287    $ 78,632.52
  288    $ 77,367.04
  289    $ 76,120.00
  290    $ 74,891.13
  291    $ 73,680.19
  292    $ 72,486.91
  293    $ 71,311.06
  294    $ 70,152.39
  295    $ 69,010.66
  296    $ 67,885.63
  297    $ 66,777.07
  298    $ 65,684.75
  299    $ 64,608.43
  300    $ 63,547.90
  301    $ 62,502.93
  302    $ 61,473.30
  303    $ 60,458.80
  304    $ 59,459.22
  305    $ 58,474.35
  306    $ 57,503.97
  307    $ 56,547.89
  308    $ 55,605.91
  309    $ 54,677.82
  310    $ 53,763.44
  311    $ 52,862.56
  312    $ 51,975.00
  313    $ 51,100.57
  314    $ 50,239.09
  315    $ 49,390.36
  316    $ 48,554.23
  317    $ 47,730.49
  318    $ 46,918.99
  319    $ 46,119.55
  320    $ 45,331.99
  321    $ 44,556.15
  322    $ 43,791.87
  323    $ 43,038.98
  324    $ 42,297.32
  325    $ 41,566.73
  326    $ 40,847.05
  327    $ 40,138.14
  328    $ 39,439.83
  329    $ 38,751.98
  330    $ 38,074.43
  331    $ 37,407.06
  332    $ 36,749.70
  333    $ 36,102.22
  334    $ 35,464.47
  335    $ 34,836.33
  336    $ 34,217.64
  337    $ 33,608.29
  338    $ 33,008.13
  339    $ 32,417.03
  340    $ 31,834.88
  341    $ 31,261.53
  342    $ 30,696.86
  343    $ 30,140.75
  344    $ 29,593.09
  345    $ 29,053.74
  346    $ 28,522.59
  347    $ 27,999.52
  348    $ 27,484.42
  349    $ 26,977.17
  350    $ 26,477.67
  351    $ 25,985.79
  352    $ 25,501.44
  353    $ 25,024.50
  354    $ 24,554.87
  355    $ 24,092.44
  356    $ 23,637.12
  357    $ 23,188.79
  358    $ 22,747.36
  359    $ 22,312.73
  360    $ 21,884.81

                                       27

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

FINAL MATURITY RESERVE FUND
DISTRIBUTIONS:                   On the earlier of (x) the final scheduled
                                 distribution date and (y) the termination of
                                 the issuing entity (in each case, after giving
                                 effect to all other distributions on such
                                 date), funds on deposit in the Final Maturity
                                 Reserve Fund will be distributed in the
                                 following order of priority:

                                 (i) to the Class A Certificates, in reduction
                                 of their respective certificate principal
                                 balances, pro rata, based on their certificate
                                 principal balances, until their certificate
                                 principal balances have been reduced to zero;

                                 (ii) to the Class M Certificates, in reduction
                                 of their respective certificate principal
                                 balances, sequentially, in order of their
                                 payment priority, until their certificate
                                 principal balances have been reduced to zero;

                                 (iii) concurrently, to the Class A
                                 Certificates, up to the amount of the related
                                 accrued certificate interest for such classes
                                 remaining unpaid after giving effect to all
                                 other distributions, in each case allocated
                                 among the Class A Certificates, pro rata, based
                                 on their accrued certificate interest;

                                 (iv) to the Class M Certificates, up to the
                                 amount of the related accrued certificate
                                 interest for such classes remaining unpaid
                                 after giving effect to all other distributions,
                                 allocated among the Class M Certificates in
                                 order of their payment priority;

                                 (v) to pay to the holders of the Class A
                                 Certificates, on a pro rata basis, based on the
                                 amount of the Basis Risk Shortfall
                                 Carry-Forward Amounts previously allocated
                                 thereto that remain unreimbursed, the
                                 applicable Basis Risk Shortfall Carry-Forward
                                 Amounts, and then the Class M Certificates, in
                                 order of their payment priority, the amount of
                                 any Basis Risk Shortfall Carry Forward Amounts
                                 remaining unpaid as of that Distribution Date;

                                 (vi) to pay to the holders of the Class A
                                 Certificates and Class M Certificates, the
                                 amount of any Relief Act Shortfalls allocated
                                 thereto that remain unreimbursed, on a pro rata
                                 basis, based on the amount of Relief Act
                                 Shortfalls previously allocated thereto;

                                 (vii) to pay to the holders of the Class A
                                 Certificates, on a pro rata basis, based on the
                                 amount of Realized Losses previously allocated
                                 thereto that remain unreimbursed, and then to
                                 the Class M Certificates, in order of their
                                 payment priority, the principal portion of any
                                 Realized Losses previously allocated thereto
                                 that remain unreimbursed; and

                                 (viii)to pay to the holders of the Class SB
                                 Certificates any balance remaining, in
                                 accordance with the terms of the pooling and
                                 servicing agreement.

FINAL MATURITY RESERVE FUND
SHORTFALL:                       With respect to any Distribution Date, the
                                 excess of (a) the stated principal balance of
                                 the Mortgage Loans having 40-year original
                                 terms to maturity (after giving effect to
                                 scheduled payments of principal due during the
                                 related due period, to the extent received or
                                 advanced, and unscheduled collections of
                                 principal received during the related
                                 prepayment period) over (b) amounts on deposit
                                 in the Final Maturity Reserve Fund (after
                                 giving effect to all distributions on such
                                 Distribution Date other than distributions from
                                 the Final Maturity Reserve Fund).

                                       28

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

SUPPLEMENTAL FINAL MATURITY
RESERVE AMOUNT:                  With respect to any Distribution Date (a) prior
                                 to the Distribution Date in [July] 2026, zero,
                                 and (b) on and after the Distribution Date in
                                 [July] 2026 up to and including the earlier of
                                 (x) the final scheduled distribution date, and
                                 (y) the termination of the issuing entity, the
                                 excess of (A) the stated principal balance of
                                 the Mortgage Loans having 40-year original
                                 terms to maturity (after giving effect to
                                 scheduled payments of principal due during the
                                 related due period, to the extent received or
                                 advanced, and unscheduled collections of
                                 principal received during the related
                                 prepayment period) over (B) the sum of (1)
                                 amounts on deposit in the Final Maturity
                                 Reserve Fund and (2) the Overcollateralization
                                 Amount with respect to such Distribution Date
                                 (in each case, after giving effect to all other
                                 distributions on such Distribution Date).

                                       29

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

                          AGGREGATE COLLATERAL SUMMARY

                                                           MINIMUM      MAXIMUM
                                                         ----------   ----------
Current Principal Balance                 $923,136,168
Number of Mortgage Loans                         5,265
Average Original Principal Balance        $    175,609   $   11,100   $1,761,500
Average Current Principal Balance         $    175,335   $    3,407   $1,761,500
Weighted Average Original Term              360 months   180 months   480 months
Weighted Average Age                          3 months     0 months   108 months
Weighted Average Gross Mortgage Rate            8.277%       4.875%      12.990%
Weighted Average Original Loan-to-Value         88.16%       11.00%      106.00%
Weighted Average Credit Score                      642          472          820
Weighted Average Margin                         5.679%       1.875%      10.750%
Weighted Average Initial Periodic Cap           3.587%       1.000%       6.001%
Weighted Average Periodic Cap                   1.287%       1.000%       6.000%
Weighted Average Maximum Mortgage Rate         14.613%       9.875%      21.750%
Weighted Average Minimum Mortgage Rate          7.048%       1.875%      12.675%
Weighted Average Next Rate Adjustment        31 months      1 month   118 months

LIEN POSITION
First Lien                                   100.00%

OCCUPANCY
Non-owner Occupied                            19.36%
Primary                                       77.32%
Second Home/Vacation                           3.32%

DOCUMENTATION
Full Documentation                            47.58%
Reduced Documentation                         52.42%

SERVICING
Homecomings                                   80.19%

DELINQUENCY
Current                                       99.50%
Delq: 30 Days                                  0.50%

EXCEPTION CATEGORY
Alternet Exceptions                           53.50%
Expanded Criteria Exceptions                  45.48%
Home Solutions Exceptions                      0.55%
Jumbo A Exceptions                             0.28%
Seasoned Loans                                 0.19%

LOAN TYPE
ARM                                           72.82%
Fixed Rate                                    27.18%

LOAN PURPOSE
Equity Refinance                              37.07%
Purchase                                      57.29%
Rate/Term Refinance                            5.64%

PROPERTY TYPE
Condominium High Rise (9 stories or more)      0.62%
Condominium Low Rise (less than 5 stories)     7.35%
Condominium Mid Rise (5 to 8 stories)          0.48%
Condotel (5 to 8 stories)                      0.01%
Condotel (9 stories or more)                   0.36%
Cooperative                                    0.06%
Leasehold                                      0.05%
Manufactured Housing                           0.02%
Planned Unit Developments (attached)           2.18%
Planned Unit Developments (detached)          15.55%
Single Family Detached                        65.43%
Townhouse                                      0.95%
Two-Four Family Units                          6.95%

LOANS WITH ACTIVE PREPAYMENT PENALTIES        65.21%
LOANS OVER 80% LTV WITH MI                     9.08%
INTEREST ONLY LOANS                           35.43%

                                       30

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

                                                                             WEIGHTED
                                             CURRENT     PCT BY    AVERAGE    AVERAGE
                                  # OF     PRINCIPAL       CURR  PRINCIPAL   COMBINED
CREDIT SCORES                    LOANS       BALANCE   PRIN BAL    BALANCE   ORIG LTV
--------------------------------------------------------------------------------------

499 or less                          4       642,197      0.07%    160,549      85.92
500 - 519                          180    27,320,936      2.96%    151,783      78.56
520 - 539                          260    40,572,319      4.40%    156,047      81.85
540 - 559                          183    28,706,868      3.11%    156,868      85.04
560 - 579                          269    42,861,338      4.64%    159,336      89.94
580 - 599                          570    77,605,811      8.41%    136,151      96.35
600 - 619                          789   111,062,462     12.03%    140,764      97.05
620 - 639                          679   130,642,474     14.15%    192,404      85.70
640 - 659                          609   127,438,891     13.80%    209,259      85.93
660 - 679                          401    78,727,382      8.53%    196,328      86.72
680 - 699                          386    76,563,388      8.29%    198,351      87.73
700 - 719                          268    54,590,646      5.91%    203,696      87.09
720 - 739                          240    47,497,192      5.15%    197,905      86.89
740 - 759                          162    30,051,264      3.26%    185,502      87.52
760 - 779                          132    24,979,932      2.71%    189,242      85.74
780 - 799                           78    13,221,744      1.43%    169,510      87.21
800 or greater                      26     4,951,485      0.54%    190,442      79.27
Not Available                       29     5,699,839      0.62%    196,546      72.98
-------------------------------------------------------------------------------------
TOTAL                            5,265   923,136,168    100.00%    175,335      88.16

                                                                                        WEIGHTED
                                             CURRENT    PCT BY      AVERAGE WEIGHTED     AVERAGE
ORIGINAL MORTGAGE LOAN            # OF     PRINCIPAL      CURR    PRINCIPAL  AVERAGE    COMBINED
BALANCES                         LOANS       BALANCE  PRIN BAL      BALANCE     FICO    ORIG LTV
-------------------------------------------------------------------------------------------------

$  100,000 or less               1,444   104,751,066    11.35%       72,542      623       92.14
$  100,001 - $  200,000          2,350   338,521,677    36.67%      144,052      635       90.80
$  200,001 - $  300,000            854   207,166,791    22.44%      242,584      645       87.94
$  300,001 - $  400,000            350   120,721,230    13.08%      344,918      646       86.28
$  400,001 - $  500,000            144    65,035,850     7.05%      451,638      653       85.35
$  500,001 - $  600,000             61    33,494,500     3.63%      549,090      665       83.91
$  600,001 - $  700,000             23    14,947,122     1.62%      649,875      694       77.59
$  700,001 - $  800,000             10     7,485,292     0.81%      748,529      685       77.56
$  800,001 - $  900,000             11     9,435,413     1.02%      857,765      668       74.08
$  900,001 - $1,000,000              8     7,787,366     0.84%      973,421      667       75.22
$1,000,001 - $1,100,000              1     1,049,278     0.11%    1,049,278      647       75.00
$1,200,001 - $1,300,000              4     5,085,748     0.55%    1,271,437      657       65.27
$1,300,001 - $1,400,000              1     1,368,750     0.15%    1,368,750      686       75.00
$1,400,001 - $1,500,000              2     2,998,984     0.32%    1,499,492      661       73.50
$1,500,001 or greater                2     3,287,100     0.36%    1,643,550      684       71.96
------------------------------------------------------------------------------------------------
TOTAL                            5,265   923,136,168   100.00%      175,335      642       88.16

                                                31

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

                                                                                         WEIGHTED
                                             CURRENT     PCT BY    AVERAGE  WEIGHTED      AVERAGE
                                  # OF     PRINCIPAL       CURR  PRINCIPAL   AVERAGE     COMBINED
MORTGAGE RATES                   LOANS       BALANCE   PRIN BAL    BALANCE      FICO     ORIG LTV
-------------------------------------------------------------------------------------------------

 4.5000% -  4.9999%                 2        781,103      0.08%    390,551       776       80.00
 5.0000% -  5.4999%                 5      2,037,352      0.22%    407,470       684       67.73
 5.5000% -  5.9999%                27      7,940,906      0.86%    294,108       747       67.10
 6.0000% -  6.4999%                70     21,885,815      2.37%    312,655       688       79.31
 6.5000% -  6.9999%               330     81,085,359      8.78%    245,713       662       80.50
 7.0000% -  7.4999%               532    124,503,219     13.49%    234,029       667       81.55
 7.5000% -  7.9999%               958    188,648,984     20.44%    196,920       667       86.07
 8.0000% -  8.4999%               543     97,405,444     10.55%    179,384       649       89.13
 8.5000% -  8.9999%               933    155,090,163     16.80%    166,227       630       92.38
 9.0000% -  9.4999%               590     87,314,823      9.46%    147,991       609       94.00
 9.5000% -  9.9999%               719     95,470,335     10.34%    132,782       601       94.25
10.0000% - 10.4999%               263     31,069,554      3.37%    118,135       590       94.67
10.5000% - 10.9999%               193     19,916,083      2.16%    103,192       589       94.97
11.0000% - 11.4999%                65      7,039,060      0.76%    108,293       580       95.96
11.5000% - 11.9999%                25      2,132,099      0.23%     85,284       575       95.33
12.0000% - 12.4999%                 7        531,379      0.06%     75,911       564       88.65
12.5000% - 12.9999%                 3        284,489      0.03%     94,830       545       74.87
------------------------------------------------------------------------------------------------
TOTAL                            5,265   923,136,168    100.00%    175,335       642       88.16

                                                                                         WEIGHTED
                                             CURRENT     PCT BY    AVERAGE  WEIGHTED      AVERAGE
                                  # OF     PRINCIPAL       CURR  PRINCIPAL   AVERAGE     COMBINED
NET MORTGAGE RATES               LOANS       BALANCE   PRIN BAL    BALANCE      FICO     ORIG LTV
-------------------------------------------------------------------------------------------------

 4.5000% -  4.9999%                  4     1,961,603      0.21%    490,401       731       72.21
 5.0000% -  5.4999%                 22     6,238,269      0.68%    283,558       736       67.44
 5.5000% -  5.9999%                 64    21,276,845      2.30%    332,451       699       78.93
 6.0000% -  6.4999%                241    59,954,260      6.49%    248,773       669       82.12
 6.5000% -  6.9999%                532   125,271,894     13.57%    235,473       661       82.02
 7.0000% -  7.4999%                949   190,895,742     20.68%    201,155       668       85.54
 7.5000% -  7.9999%                666   125,269,088     13.57%    188,092       653       87.87
 8.0000% -  8.4999%                909   146,481,481     15.87%    161,146       627       92.08
 8.5000% -  8.9999%                630    91,782,188      9.94%    145,686       612       93.56
 9.0000% -  9.4999%                699    93,882,496     10.17%    134,310       599       94.12
 9.5000% -  9.9999%                265    30,830,620      3.34%    116,342       590       94.28
10.0000% - 10.4999%                188    19,777,737      2.14%    105,201       589       95.31
10.5000% - 10.9999%                 61     6,565,979      0.71%    107,639       580       95.83
11.0000% - 11.4999%                 25     2,132,099      0.23%     85,284       575       95.33
11.5000% - 11.9999%                  9       653,630      0.07%     72,626       559       84.80
12.0000% - 12.4999%                  1       162,238      0.02%    162,238       548       80.00
------------------------------------------------------------------------------------------------
TOTAL                            5,265   923,136,168    100.00%    175,335       642       88.16

                                       32

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

                                             CURRENT     PCT BY    AVERAGE   WEIGHTED
                                  # OF     PRINCIPAL       CURR  PRINCIPAL   AVERAGE
ORIGINAL LOAN-TO-VALUE RATIO     LOANS       BALANCE   PRIN BAL    BALANCE      FICO
--------------------------------------------------------------------------------------

 00.01% -  50.00%                   37     5,421,262      0.59%    146,521       648
 50.01% -  55.00%                   16     3,576,091      0.39%    223,506       665
 55.01% -  60.00%                   25     5,651,400      0.61%    226,056       647
 60.01% -  65.00%                   68    18,717,146      2.03%    275,252       633
 65.01% -  70.00%                  124    30,388,828      3.29%    245,071       643
 70.01% -  75.00%                  195    51,256,782      5.55%    262,855       637
 75.01% -  80.00%                1,234   249,544,842     27.03%    202,224       661
 80.01% -  85.00%                  301    52,301,246      5.67%    173,758       560
 85.01% -  90.00%                  461    78,791,808      8.54%    170,915       643
 90.01% -  95.00%                  697   120,628,889     13.07%    173,069       663
 95.01% - 100.00%                2,059   300,664,552     32.57%    146,025       634
101.01% - 102.00%                   15     2,271,838      0.25%    151,456       607
102.01% - 103.00%                   24     3,013,211      0.33%    125,550       601
103.01% - 104.00%                    7       763,669      0.08%    109,096       606
104.01% - 105.00%                    1         3,407      0.00%      3,407       793
105.01% - 106.00%                    1       141,197      0.02%    141,197       627
------------------------------------------------------------------------------------
TOTAL                            5,265   923,136,168    100.00%    175,335       642

                                                                                        WEIGHTED
                                             CURRENT     PCT BY     AVERAGE   WEIGHTED   AVERAGE
                                  # OF     PRINCIPAL       CURR   PRINCIPAL    AVERAGE  COMBINED
DEBT RATIO (%)                   LOANS       BALANCE   PRIN BAL     BALANCE       FICO  ORIG LTV
-------------------------------------------------------------------------------------------------

Not Available                      864   189,762,664     20.56%     219,633        685     82.75
20.00% or less                     196    29,526,316      3.20%     150,644        641     86.10
20.01% - 25.00%                    165    20,949,126      2.27%     126,964        641     89.01
25.01% - 30.00%                    338    44,784,256      4.85%     132,498        643     88.53
30.01% - 35.00%                    515    77,589,144      8.40%     150,659        635     87.85
35.01% - 40.00%                    701   121,194,374     13.13%     172,888        638     88.02
40.01% - 45.00%                    914   159,006,857     17.22%     173,968        634     89.05
45.01% - 50.00%                  1,145   203,740,829     22.07%     177,940        623     91.63
50.01% - 55.00%                    384    65,376,416      7.08%     170,251        608     92.75
55.01% - 60.00%                     25     6,234,121      0.68%     249,365        665     85.23
60.01% or greater                   18     4,972,065      0.54%     276,226        701     79.95
------------------------------------------------------------------------------------------------
TOTAL                            5,265   923,136,168    100.00%     175,335        642     88.16

                                       33

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

                                                                                        WEIGHTED
                                             CURRENT     PCT BY    AVERAGE  WEIGHTED     AVERAGE
                                  # OF     PRINCIPAL       CURR  PRINCIPAL   AVERAGE    COMBINED
STATE                            LOANS       BALANCE   PRIN BAL    BALANCE      FICO    ORIG LTV
-------------------------------------------------------------------------------------------------

Alabama                            141    16,959,509      1.84%    120,280       618       94.29
Alaska                               2       524,607      0.06%    262,304       588      100.00
Arizona                            134    27,725,411      3.00%    206,906       643       86.51
Arkansas                            52     6,177,478      0.67%    118,798       631       95.34
California                         341   124,689,980     13.51%    365,660       648       79.78
Colorado                            70    14,777,507      1.60%    211,107       659       87.73
Connecticut                         36     6,834,720      0.74%    189,853       620       85.42
Delaware                            16     2,588,646      0.28%    161,790       631       86.54
District of Columbia                10     3,314,623      0.36%    331,462       675       88.81
Florida                            777   162,309,195     17.58%    208,892       661       85.75
Georgia                            360    55,758,480      6.04%    154,885       626       91.10
Hawaii                               8     2,776,355      0.30%    347,044       633       75.05
Idaho                               17     2,375,358      0.26%    139,727       645       90.35
Illinois                           165    28,982,569      3.14%    175,652       640       90.15
Indiana                            203    21,753,832      2.36%    107,162       634       95.49
Iowa                                40     3,839,689      0.42%     95,992       627       94.91
Kansas                              43     4,629,569      0.50%    107,664       624       94.96
Kentucky                            65     6,961,274      0.75%    107,097       608       94.10
Louisiana                          173    19,329,967      2.09%    111,734       615       95.88
Maine                               19     3,127,706      0.34%    164,616       675       77.31
Maryland                           155    39,399,075      4.27%    254,188       633       86.89
Massachusetts                       53    15,822,504      1.71%    298,538       648       83.92
Michigan                           286    34,759,258      3.77%    121,536       621       95.34
Minnesota                           58    10,442,642      1.13%    180,046       655       86.56
Mississippi                         87     9,730,036      1.05%    111,839       617       93.02
Missouri                           139    18,343,201      1.99%    131,965       621       93.14
Montana                              5     2,464,302      0.27%    492,860       630       78.03
Nebraska                            16     1,749,359      0.19%    109,335       620       98.40
Nevada                              57    12,790,205      1.39%    224,390       636       83.72
New Hampshire                       10     1,953,197      0.21%    195,320       632       87.67
New Jersey                          65    15,261,173      1.65%    234,787       654       84.91
New Mexico                          21     3,555,450      0.39%    169,307       656       90.25
New York                            40    10,192,715      1.10%    254,818       661       83.79
North Carolina                     156    19,438,424      2.11%    124,605       636       93.83
Ohio                               205    24,646,096      2.67%    120,225       627       94.02
Oklahoma                            60     6,896,637      0.75%    114,944       639       91.25
Oregon                              45     8,330,780      0.90%    185,128       625       91.69
Pennsylvania                       126    14,707,733      1.59%    116,728       630       90.56
Rhode Island                         4       989,299      0.11%    247,325       691       80.90
South Carolina                     145    19,213,065      2.08%    132,504       648       90.15
South Dakota                         3       235,073      0.03%     78,358       644       82.73
Tennessee                          185    19,281,415      2.09%    104,224       635       92.64
Texas                              269    31,382,486      3.40%    116,664       641       93.14
Utah                                24     5,048,739      0.55%    210,364       629       84.42
Vermont                              1       170,000      0.02%    170,000       693       95.00
Virginia                           213    54,644,013      5.92%    256,545       655       87.77
Washington                          60    11,802,745      1.28%    196,712       638       89.45
West Virginia                       10       841,948      0.09%     84,195       607       94.94
Wisconsin                           89    12,922,575      1.40%    145,197       639       94.97
Wyoming                              6       685,545      0.07%    114,258       588       92.56
------------------------------------------------------------------------------------------------
TOTAL                            5,265   923,136,168    100.00%    175,335       642       88.16

                                       34

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

                                                                                        WEIGHTED
                                             CURRENT     PCT BY    AVERAGE  WEIGHTED     AVERAGE
                                  # OF     PRINCIPAL       CURR  PRINCIPAL   AVERAGE    COMBINED
LOAN PURPOSE                     LOANS       BALANCE   PRIN BAL    BALANCE      FICO    ORIG LTV
-------------------------------------------------------------------------------------------------

Equity Refinance                 1,707   342,232,524     37.07%    200,488       619       84.12
Purchase                         3,259   528,842,980     57.29%    162,272       659       91.03
Rate/Term Refinance                299    52,060,664      5.64%    174,116       619       85.51
------------------------------------------------------------------------------------------------
TOTAL                            5,265   923,136,168    100.00%    175,335       642       88.16

                                                                                        WEIGHTED
                                             CURRENT     PCT BY    AVERAGE  WEIGHTED     AVERAGE
                                  # OF     PRINCIPAL       CURR  PRINCIPAL   AVERAGE    COMBINED
OCCUPANCY                        LOANS       BALANCE   PRIN BAL    BALANCE      FICO    ORIG LTV
-------------------------------------------------------------------------------------------------

Non-owner Occupied               1,087   178,720,567     19.36%    164,416       703       84.23
Primary                          4,032   713,778,139     77.32%    177,028       625       89.26
Second Home/Vacation               146    30,637,462      3.32%    209,846       684       85.46
------------------------------------------------------------------------------------------------
TOTAL                            5,265   923,136,168    100.00%    175,335       642       88.16

                                                                                        WEIGHTED
                                             CURRENT     PCT BY    AVERAGE  WEIGHTED     AVERAGE
                                  # OF     PRINCIPAL       CURR  PRINCIPAL   AVERAGE    COMBINED
PROPERTY TYPE                    LOANS       BALANCE   PRIN BAL    BALANCE      FICO    ORIG LTV
-------------------------------------------------------------------------------------------------

Condominium High Rise (9
   stories or more)                 20     5,696,067      0.62%    284,803       681       80.78
Condominium Low Rise (less
   than 5 stories)                 396    67,881,255      7.35%    171,417       680       86.99
Condominium Mid Rise (5 to 8
   stories)                         18     4,438,612      0.48%    246,590       696       85.65
Condotel (5 to 8 stories)            1       101,032      0.01%    101,032         0       75.00
Condotel (9 stories or more)        12     3,322,415      0.36%    276,868       698       78.03
   Cooperative                       4       586,414      0.06%    146,604       695       84.89
Leasehold                            4       467,471      0.05%    116,868       653       86.77
Manufactured Housing                 1       177,474      0.02%    177,474       746       90.00
Planned Unit Developments
   (attached)                       98    20,103,608      2.18%    205,139       631       88.98
Planned Unit Developments
   (detached)                      603   143,508,699     15.55%    237,991       660       87.14
Single Family Detached           3,758   603,982,254     65.43%    160,719       629       89.22
Townhouse                           56     8,731,311      0.95%    155,916       652       90.24
Two-Four Family Units              294    64,139,555      6.95%    218,162       675       82.48
------------------------------------------------------------------------------------------------
TOTAL                            5,265   923,136,168    100.00%    175,335       642       88.16

                                                                                         WEIGHTED
                                             CURRENT     PCT BY    AVERAGE  WEIGHTED      AVERAGE
                                  # OF     PRINCIPAL       CURR  PRINCIPAL   AVERAGE     COMBINED
DOCUMENTATION TYPE               LOANS       BALANCE   PRIN BAL    BALANCE      FICO     ORIG LTV
-------------------------------------------------------------------------------------------------

Full Documentation               3,023   439,255,262     47.58%    145,304       614       93.14
Reduced Documentation            2,242   483,880,906     52.42%    215,826       668       83.64
------------------------------------------------------------------------------------------------
TOTAL                            5,265   923,136,168    100.00%    175,335       642       88.16

                                                                                        WEIGHTED
                                             CURRENT     PCT BY    AVERAGE  WEIGHTED     AVERAGE
PREPAYMENT PENALTY TERM          # OF      PRINCIPAL       CURR  PRINCIPAL   AVERAGE    COMBINED
(MONTHS)                         LOANS       BALANCE   PRIN BAL    BALANCE      FICO    ORIG LTV
-------------------------------------------------------------------------------------------------

None                             1,656   321,141,860     34.79%    193,926       653       83.10
12 Months                          302    65,437,259      7.09%    216,680       671       88.16
24 Months                        2,082   322,394,563     34.92%    154,848       611       92.68
36 Months                        1,184   205,795,009     22.29%    173,813       664       89.11
60 Months                           39     7,923,067      0.86%    203,156       661       84.84
Other(1)                             2       444,409      0.05%    222,205       663       81.45
------------------------------------------------------------------------------------------------
TOTAL                            5,265   923,136,168    100.00%    175,335       642       88.16

                                       35

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

                                                                                                 WEIGHTED
                                                      CURRENT     PCT BY    AVERAGE  WEIGHTED     AVERAGE
                                           # OF     PRINCIPAL       CURR  PRINCIPAL   AVERAGE    COMBINED
INTEREST ONLY BY PRODUCT TYPE             LOANS       BALANCE   PRIN BAL    BALANCE      FICO    ORIG LTV
----------------------------------------------------------------------------------------------------------

Alternet Exceptions (non-IO)              3,016   447,679,029     48.50%    148,435       604       93.68
Expanded Criteria Exceptions (non-IO)       821   141,634,690     15.34%    172,515       673       79.97
Home Solutions Exceptions (non-IO)           40     4,854,130      0.53%    121,353       698       99.20
Interest Only Alternet Exceptions           224    46,189,636      5.00%    206,204       633       93.77
Interest Only Expanded Criteria
   Exceptio                               1,148   278,204,268     30.14%    242,338       688       82.44
Interest Only Home Solutions Exceptions       1       237,500      0.03%    237,500       640       95.00
Interest Only Jumbo A Exceptions              3     2,010,423      0.22%    670,141       761       80.00
Interest Only Seasoned Loans                  2       456,374      0.05%    228,187       723       84.59
Jumbo A Exceptions (non-IO)                   1       592,281      0.06%    592,281       772       58.00
Seasoned Loans (non-IO)                       9     1,277,837      0.14%    141,982       685       87.15
----------------------------------------------------------------------------------------------------------
TOTAL                                     5,265   923,136,168    100.00%    175,335       642       88.16

                                                                                        WEIGHTED
                                             CURRENT     PCT BY    AVERAGE  WEIGHTED     AVERAGE
                                  # OF     PRINCIPAL       CURR  PRINCIPAL   AVERAGE    COMBINED
INTEREST ONLY BY TERM            LOANS       BALANCE   PRIN BAL    BALANCE      FICO    ORIG LTV
-------------------------------------------------------------------------------------------------

None                             3,887   596,037,968     64.57%    153,341       621       90.42
  6 Months                           1       191,318      0.02%    191,318       688       75.00
 24 Months                          31     4,898,680      0.53%    158,022       632       97.73
 36 Months                           9     1,515,430      0.16%    168,381       691       88.64
 60 Months                         206    48,337,855      5.24%    234,650       648       90.34
120 Months                       1,131   272,154,918     29.48%    240,632       687       82.65
-------------------------------------------------------------------------------------------------
TOTAL                            5,265   923,136,168    100.00%    175,335       642       88.16

                                                                                        WEIGHTED
                                             CURRENT     PCT BY    AVERAGE  WEIGHTED     AVERAGE
                                  # OF     PRINCIPAL       CURR  PRINCIPAL   AVERAGE    COMBINED
MAXIMUM MORTGAGE RATES (%)       LOANS       BALANCE   PRIN BAL    BALANCE      FICO    ORIG LTV
-------------------------------------------------------------------------------------------------

Fixed-Rate Mortgage Loans        1,445   250,868,714     27.18%    173,612       656       82.45
 9.0000% -  9.9999%                  1       415,200      0.04%    415,200       801       80.00
10.0000% - 10.9999%                 18     6,507,659      0.70%    361,537       752       68.69
11.0000% - 11.9999%                 56    16,727,698      1.81%    298,709       697       80.10
12.0000% - 12.9999%                219    57,748,682      6.26%    263,693       685       80.53
13.0000% - 13.9999%                641   145,600,086     15.77%    227,145       670       86.21
14.0000% - 14.9999%                995   181,508,842     19.66%    182,421       635       92.21
15.0000% - 15.9999%              1,130   165,147,552     17.89%    146,148       610       94.69
16.0000% - 16.9999%                580    76,921,566      8.33%    132,623       591       93.88
17.0000% - 17.9999%                158    19,481,521      2.11%    123,301       589       96.14
18.0000% - 18.9999%                 17     1,566,218      0.17%     92,130       584       98.68
19.0000% - 19.9999%                  4       481,109      0.05%    120,277       531       73.29
21.0000% - 21.9999%                  1       161,320      0.02%    161,320       684      100.00
-------------------------------------------------------------------------------------------------
TOTAL                            5,265   923,136,168    100.00%    175,335       642       88.16

                                       36

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

                                                                                        WEIGHTED
                                             CURRENT     PCT BY    AVERAGE  WEIGHTED     AVERAGE
                                  # OF     PRINCIPAL       CURR  PRINCIPAL   AVERAGE    COMBINED
NOTE MARGINS (%)                 LOANS       BALANCE   PRIN BAL    BALANCE      FICO    ORIG LTV
-------------------------------------------------------------------------------------------------

Fixed-Rate Mortgage Loans        1,445   250,868,714     27.18%    173,612       656       82.45
 1.5000% -  1.9999%                 10     3,761,873      0.41%    376,187       777       70.82
 2.0000% -  2.4999%                167    46,816,636      5.07%    280,339       712       78.84
 2.5000% -  2.9999%                310    70,232,502      7.61%    226,556       689       85.73
 3.0000% -  3.4999%                 40    12,081,623      1.31%    302,041       683       82.63
 3.5000% -  3.9999%                195    40,466,971      4.38%    207,523       696       83.73
 4.0000% -  4.4999%                 65    13,932,476      1.51%    214,346       710       93.32
 4.5000% -  4.9999%                 81    16,925,568      1.83%    208,958       685       95.26
 5.0000% -  5.4999%                292    64,235,266      6.96%    219,984       638       83.81
 5.5000% -  5.9999%                330    55,609,741      6.02%    168,514       598       91.32
 6.0000% -  6.4999%                409    73,019,758      7.91%    178,532       615       93.48
 6.5000% -  6.9999%                388    59,643,500      6.46%    153,720       610       94.14
 7.0000% -  7.4999%                498    74,439,366      8.06%    149,477       607       94.75
 7.5000% -  7.9999%                475    66,967,656      7.25%    140,985       601       94.76
 8.0000% -  8.4999%                355    49,546,079      5.37%    139,566       606       96.13
 8.5000% -  8.9999%                120    14,814,352      1.60%    123,453       594       94.93
 9.0000% -  9.4999%                 50     6,540,239      0.71%    130,805       606       96.31
 9.5000% -  9.9999%                 23     2,185,218      0.24%     95,009       599       99.37
10.0000% - 10.4999%                  8       783,528      0.08%     97,941       584       99.17
10.5000% - 10.9999%                  4       265,102      0.03%     66,275       579       93.21
-------------------------------------------------------------------------------------------------
TOTAL                            5,265   923,136,168    100.00%    175,335       642       88.16

                                       37

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

                                                                                        WEIGHTED
                                             CURRENT     PCT BY    AVERAGE  WEIGHTED     AVERAGE
NEXT INTEREST RATE ADJUSTMENT     # OF     PRINCIPAL       CURR  PRINCIPAL   AVERAGE    COMBINED
DATE                             LOANS       BALANCE   PRIN BAL    BALANCE      FICO    ORIG LTV
-------------------------------------------------------------------------------------------------

Fixed-Rate Mortgage Loans        1,445   250,868,714     27.18%    173,612       656       82.45
July 2006                            9     2,987,377      0.32%    331,931       721       82.32
August 2006                          2       762,500      0.08%    381,250       633       81.48
September 2006                       5     1,032,382      0.11%    206,476       722       94.06
October 2006                        12     1,982,710      0.21%    165,226       695       86.07
November 2006                        8     1,208,187      0.13%    151,023       665       93.04
December 2006                        3       466,980      0.05%    155,660       666       98.07
January 2007                         3       546,355      0.06%    182,118       719       81.34
February 2007                        3       605,623      0.07%    201,874       604       79.75
March 2007                           5     1,198,475      0.13%    239,695       667       76.89
April 2007                           3       653,531      0.07%    217,844       689       86.73
May 2007                             4       672,865      0.07%    168,216       651       92.87
June 2007                            4       392,408      0.04%     98,102       611       91.09
July 2007                            7     1,327,025      0.14%    189,575       596       87.02
August 2007                          9     1,448,544      0.16%    160,949       641       88.78
September 2007                      26     4,950,556      0.54%    190,406       608       84.72
October 2007                        25     4,696,959      0.51%    187,878       578       81.13
November 2007                       80    14,007,007      1.52%    175,088       588       83.89
December 2007                      191    32,517,282      3.52%    170,248       566       86.05
January 2008                       243    36,037,033      3.90%    148,301       609       91.98
February 2008                      487    75,346,408      8.16%    154,715       617       95.10
March 2008                         494    78,780,311      8.53%    159,474       613       93.63
April 2008                         651   105,373,578     11.41%    161,864       621       93.26
May 2008                           519    79,706,546      8.63%    153,577       617       95.03
June 2008                           40     6,643,732      0.72%    166,093       625       92.52
July 2008                            3       685,804      0.07%    228,601       731       97.69
August 2008                          1       271,500      0.03%    271,500       750      100.00
September 2008                       7     1,299,975      0.14%    185,711       723       89.91
October 2008                         9     1,672,654      0.18%    185,850       674       86.80
November 2008                        9     2,201,727      0.24%    244,636       670       90.92
December 2008                       14     2,004,562      0.22%    143,183       639       95.10
January 2009                        17     2,296,419      0.25%    135,083       596       86.09
February 2009                       44     7,670,162      0.83%    174,322       635       91.29
March 2009                          36     6,453,126      0.70%    179,253       639       93.12
April 2009                         109    22,115,883      2.40%    202,898       664       85.87
May 2009                            80    14,948,155      1.62%    186,852       661       87.16
June 2009                            5       512,000      0.06%    102,400       629       95.88
August 2009                          1       367,000      0.04%    367,000       626       93.00
May 2010                             1       394,000      0.04%    394,000       751       95.00
June 2010                            1       149,467      0.02%    149,467       755       80.00
August 2010                          2       433,756      0.05%    216,878       693      100.00
September 2010                       2       319,600      0.03%    159,800       687       93.64
October 2010                         5     1,245,842      0.13%    249,168       707       78.70
November 2010                       15     3,773,266      0.41%    251,551       724       99.21
December 2010                       34     9,325,914      1.01%    274,292       700       91.29
January 2011                        32     8,746,245      0.95%    273,320       712       90.94
February 2011                       29     6,440,839      0.70%    222,098       678       90.61
March 2011                         110    28,465,807      3.08%    258,780       684       82.27
April 2011                         275    59,515,053      6.45%    216,418       696       83.98
May 2011                           113    24,567,652      2.66%    217,413       701       83.49
June 2011                            5       237,260      0.03%     47,452       717       81.86
July 2012                            1       102,000      0.01%    102,000       685       89.00
August 2012                          1       700,000      0.08%    700,000       808       54.00

                                       38

--------------------------------------------------------------------------------
RESIDENTIAL ASSET MORTGAGE PRODUCTS                              [GMAC RFC LOGO]
MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-RS4 $885,749,000 (APPROXIMATE)
--------------------------------------------------------------------------------

November 2012                        1       650,000      0.07%    650,000       785       76.00
March 2013                           2       528,800      0.06%    264,400       647       80.00
April 2013                           6     1,865,702      0.20%    310,950       686       78.12
August 2015                          1       172,823      0.02%    172,823       775       80.00
September 2015                       6     2,686,600      0.29%    447,767       697       79.00
October 2015                         5     2,427,050      0.26%    485,410       736       74.42
December 2015                        1       336,000      0.04%    336,000       699       80.00
April 2016                           4     3,340,435      0.36%    835,109       714       74.09
-------------------------------------------------------------------------------------------------
TOTAL                            5,265   923,136,168    100.00%    175,335       642       88.16

                             RATING AGENCY CONTACTS

           NAME                  PHONE EXTENSION
           -------------------------------------
MOODY'S:   Arif Kaya Bekiroglu    (212) 553-7761
S&P:       Michael McCormick      (212) 438-1937

                                       39